                                                                     EXHIBIT T3C





                                 RBX CORPORATION




                                       AND



                            THE SUBSIDIARY GUARANTORS




                                   $25,000,000



                            12% SENIOR SECURED NOTES
                              DUE __________, 2006



                                  -------------



                                    INDENTURE



                          DATED AS OF ___________, 2001




                                  -------------



                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee

                             CROSS-REFERENCE TABLE*


TRUST INDENTURE ACT SECTION                                                  INDENTURE SECTION
---------------------------                                                  -----------------
310(a)(1).................................................................................7.10
(a)(2) ...................................................................................7.10
(a)(3)....................................................................................N.A.
(a)(4)....................................................................................N.A.
(a)(5)....................................................................................7.10
(b).......................................................................................7.10
(c).......................................................................................N.A.
311(a)....................................................................................7.11
(b).......................................................................................7.11
(c).......................................................................................N.A.
312(a)....................................................................................2.05
(b)......................................................................................13.03
(c)......................................................................................13.03
313(a)....................................................................................7.06
(b).......................................................................................N.A.
(b)(1)....................................................................................N.A.
(b)(2)..............................................................................7.06; 7.07
(c)................................................................................7.06; 13.02
(d).......................................................................................7.06
314(a)(1).................................................................................N.A.
(a)(2)....................................................................................N.A.
(a)(3)....................................................................................N.A.
(a)(4)...................................................................................13.05
(b)(1)................................................................................10.02(b)
(b)(2)................................................................................10.02(d)
(c).......................................................................................N.A.
(d).............10.03(c); 10.05(a), (b)(iii), (d)(iii), (e)(iii); 11.02(b); 11.03(b); 11.04(c)
(e)......................................................................................13.05
(f).......................................................................................N.A.
315(a)....................................................................................N.A.
(b).......................................................................................N.A.
(c).......................................................................................N.A.
(d).......................................................................................N.A.
(e).......................................................................................N.A.
316(a)....................................................................................N.A.
(b).......................................................................................N.A.
(c)......................................................................................13.06
317.......................................................................................N.A.
318(a)....................................................................................N.A.
(b).......................................................................................N.A.
(c)......................................................................................13.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS



                                                                                          PAGE
                                                                                          ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.........................................1
        Section 1.01  Definitions............................................................1
        Section 1.02  Other Definitions.....................................................16
        Section 1.03  Incorporation by Reference of Trust Indenture Act.....................16
        Section 1.04  Rules of Construction.................................................17

ARTICLE 2 THE NOTES.........................................................................17
        Section 2.01  Form and Dating.......................................................17
        Section 2.02  Execution and Authentication..........................................18
        Section 2.03  Registrar and Paying Agent............................................19
        Section 2.04  Paying Agent to Hold Money in Trust...................................19
        Section 2.05  Holder Lists..........................................................19
        Section 2.06  Transfer and Exchange.................................................20
        Section 2.07  Replacement Notes.....................................................24
        Section 2.08  Outstanding Notes.....................................................25
        Section 2.09  Treasury Notes........................................................25
        Section 2.10  Temporary Notes.......................................................25
        Section 2.11  Cancellation..........................................................25
        Section 2.12  Defaulted Interest....................................................26

ARTICLE 3 REDEMPTION........................................................................26
        Section 3.01  Notices to Trustee....................................................26
        Section 3.02  Selection of Notes to Be Redeemed.....................................26
        Section 3.03  Notice of Redemption..................................................27
        Section 3.04  Effect of Notice of Redemption........................................27
        Section 3.05  Deposit of Redemption Price...........................................28
        Section 3.06  Notes Redeemed in Part................................................28
        Section 3.07  Optional Redemption...................................................28
        Section 3.08  No Mandatory Redemption...............................................28

ARTICLE 4 COVENANTS.........................................................................28
        Section 4.01  Payment of Notes......................................................28
        Section 4.02  Maintenance of Office or Agency.......................................30
        Section 4.03  Reports...............................................................30
        Section 4.04  Compliance Certificate................................................30
        Section 4.05  Taxes.................................................................31
        Section 4.06  Stay, Extension and Usury Laws........................................31
        Section 4.07  Change of Control.....................................................32
        Section 4.08  Asset Sales...........................................................33
        Section 4.09  Restricted Payments...................................................36
        Section 4.10  Incurrence of Indebtedness and Issuance of Preferred Stock............38
        Section 4.11  Liens.................................................................39

        Section 4.12  Dividend and Other Payment Restrictions Affecting Subsidiaries........40
        Section 4.13  Transactions with Affiliates..........................................40
        Section 4.14  Additional Subsidiary Guarantees......................................41
        Section 4.15  Impairment of Security Interests......................................41
        Section 4.16  Payments for Consent..................................................42
        Section 4.17  Corporate Existence...................................................42

ARTICLE 5 SUCCESSORS........................................................................42
        Section 5.01  Merger, Consolidation or Sale of Assets...............................42
        Section 5.02  Successor Corporation Substituted.....................................43

ARTICLE 6 DEFAULTS AND REMEDIES.............................................................43
        Section 6.01  Events of Default.....................................................43
        Section 6.02  Acceleration..........................................................45
        Section 6.03  Other Remedies........................................................46
        Section 6.04  Waiver of Past Defaults...............................................46
        Section 6.05  Control by Majority...................................................46
        Section 6.06  Limitation on Suits...................................................47
        Section 6.07  Rights of Holders of Notes to Receive Payment.........................47
        Section 6.08  Collection Suit by Trustee............................................47
        Section 6.09  Trustee May File Proofs of Claim......................................48
        Section 6.10  Priorities............................................................48
        Section 6.11  Undertaking for Costs.................................................48

ARTICLE 7 TRUSTEE...........................................................................49
        Section 7.01  Duties of Trustee.....................................................49
        Section 7.02  Rights of Trustee.....................................................50
        Section 7.03  Individual Rights of Trustee..........................................51
        Section 7.04  Trustee's Disclaimer..................................................51
        Section 7.05  Notice of Defaults....................................................51
        Section 7.06  Reports by Trustee to Holders of the Notes............................51
        Section 7.07  Compensation and Indemnity............................................52
        Section 7.08  Replacement of Trustee................................................53
        Section 7.09  Successor Trustee by Merger, etc......................................54
        Section 7.10  Eligibility; Disqualification.........................................54
        Section 7.11  Preferential Collection of Claims Against Company.....................54
        Section 7.12  Intercreditor Agreement...............................................54

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................................54
        Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance..............54
        Section 8.02  Legal Defeasance and Discharge........................................54
        Section 8.03  Covenant Defeasance...................................................55
        Section 8.04  Conditions to Legal or Covenant Defeasance............................55
        Section 8.05  Deposited Money and Government Securities to be Held in Trust; Other
                      Miscellaneous Provisions..............................................57
        Section 8.06  Repayment to Company..................................................57
        Section 8.07  Reinstatement.........................................................58

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER..................................................58
        Section 9.01  Without Consent of Holders of Notes...................................58
        Section 9.02  With Consent of Holders of Notes......................................59
        Section 9.03  Compliance with Trust Indenture Act...................................60
        Section 9.04  Revocation and Effect of Consents.....................................60
        Section 9.05  Notation on or Exchange of Notes......................................61
        Section 9.06  Trustee to Sign Amendments, etc.......................................61

ARTICLE 10 COLLATERAL.......................................................................61
        Section 10.01 Collateral Documents; Additional Collateral...........................61
        Section 10.02 Recording, Registration and Opinions..................................63
        Section 10.03 Release of Collateral.................................................65
        Section 10.04 Possession and Use of Collateral......................................66
        Section 10.05 Specified Releases of Collateral......................................66
        Section 10.06 Disposition of Collateral Without Release.............................69
        Section 10.07 Form and Sufficiency of Release.......................................70
        Section 10.08 Purchaser Protected...................................................70
        Section 10.09 Authorization of Actions To Be Taken by the Trustee Under the
                      Collateral Documents..................................................71
        Section 10.10 Authorization of Receipt of Funds by the Trustee Under the
                      Collateral Documents..................................................71

ARTICLE 11 APPLICATION OF TRUST MONIES......................................................71
        Section 11.01 Collateral Account....................................................71
        Section 11.02 Withdrawal of Insurance Proceeds and Condemnation Awards..............72
        Section 11.03 Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer...........74
        Section 11.04 Withdrawal of Trust Monies for Investment in Replacement Assets.......74
        Section 11.05 Investment of Trust Monies............................................75

ARTICLE 12 SUBSIDIARY GUARANTEES............................................................76
        Section 12.01 Subsidiary Guarantees.................................................76
        Section 12.02 Execution and Delivery of Subsidiary Guarantees.......................77
        Section 12.03 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.........78
        Section 12.04 Releases Following Sale of Assets.....................................79
        Section 12.05 Limitation of Subsidiary Guarantor's Liability........................80
        Section 12.06 Application of Certain Terms and Provisions to the
                      Subsidiary Guarantors.................................................80

ARTICLE 13 MISCELLANEOUS....................................................................80
        Section 13.01 Trust Indenture Act Controls..........................................80
        Section 13.02 Notices...............................................................81
        Section 13.03 Communication by Holders of Notes with Other Holders of Notes.........82
        Section 13.04 Certificate and Opinion as to Conditions Precedent....................82
        Section 13.05 Statements Required in Certificate or Opinion.........................82
        Section 13.06 Rules by Trustee and Agents...........................................82
        Section 13.07 No Personal Liability of Directors, Officers, Employees and
                      Stockholders..........................................................83

        Section 13.08 Governing Law.........................................................83
        Section 13.09 No Adverse Interpretation of Other Agreements.........................83
        Section 13.10 Successors............................................................83
        Section 13.11 Severability..........................................................84
        Section 13.12 Counterpart Originals.................................................84
        Section 13.13 Table of Contents, Headings, etc......................................84
        Section 13.14 Intercreditor Agreement...............................................84

ARTICLE 14 SATISFACTION AND DISCHARGE.......................................................84
        Section 14.01 Satisfaction and Discharge of Indenture...............................84
        Section 14.02 Application of Trust Money............................................85


Exhibits and Schedules

        Exhibit A         Form of Note and Notation of Subsidiary Guarantee
        Exhibit B         Form of Supplemental Indenture
        Exhibit C         Security Agreements
        Exhibit D         Mortgages and Deeds of Trust
        Exhibit E         Form of Intercreditor Agreement

        Schedule 1.01(a)  Existing Indebtedness
        Schedule 1.01(b)  Existing Permitted Liens

               INDENTURE, dated as of ___________, 2001, among RBX Corporation, a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors (as defined) and State Street Bank and Trust Company, as trustee (the "TRUSTEE").

               Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12% Senior Secured Notes due 2006 issued pursuant to this Indenture:


                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   DEFINITIONS

               "ACCOUNT DEBTOR" means any Person who is or who may become obligated to the Company or any Subsidiary under, with respect to, or on account of, an Account.

               "ACCOUNTS" means any and all rights, title and interest of the Company and its Subsidiaries to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including Accounts Receivable from Affiliates of the Company and its Subsidiaries.

               "ACCOUNTS RECEIVABLE" means all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

               "ACCRUED BANKRUPTCY INTEREST" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

               "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "AGENT" means any Registrar, Paying Agent or co-registrar.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

               "ASSET SALE" means (i) the sale, lease, conveyance or other disposition that does not constitute a Restricted Payment or an Investment by such Person of any of its non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such Person) other than to the Company or to any of its Wholly Owned Subsidiaries that is a Subsidiary Guarantor (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "ASSET SALE" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to
Section 5.01; (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice and to the extent that such sales or leases are not part of the sale of the business in which such equipment was used or in which such inventory or accounts receivable arose; (c) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor; (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; or (e) Permitted Investments.

               "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

               "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

               "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors of the Company.

               "BUSINESS DAY" means any day other than a Legal Holiday.

               "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED LENDER"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs
(a), (b), (c) or (d) hereof.

               "CHANGE OF CONTROL" means the occurrence of any of the following:

                      (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) and 14(d) of the Exchange Act);

                      (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

                      (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Capital Stock of the Company, measured by voting power rather than number of shares; or

                      (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease to constitute a majority of the directors then in office.

               "COLLATERAL" means any assets of the Company or any Subsidiary Guarantor defined as "COLLATERAL," "MORTGAGED PROPERTY," "TRUST PROPERTY" or the like in any of the Collateral Documents.

               "COLLATERAL ACCOUNT" means the collateral account established pursuant to Section 11.01 of this Indenture.

               "COLLATERAL DOCUMENTS" mean, collectively, the Mortgages and Deeds of Trust, the Security Agreements, the Intercreditor Agreement and all other pledges, mortgages, deeds of trust, security agreements, collateral agreements, control agreements, assignments, instruments, financing statements, filings and other documents that grant, evidence, set forth, provide notice of, govern or limit the Lien in favor of the Trustee (or a collateral agent for the benefit of the Trustee) in the Collateral, and all amendments thereto from time to time.

               "COLLATERAL PERMITTED LIENS" means Liens of the types described in clauses (i), (ii) to the extent permitted under the Intercreditor Agreement,
(iv), (v), (viii), (x), (xiii), (xiv) with respect to Collateral acquired after the Issue Date, (xvi) and (xix) of the definition of the term "Permitted Liens."

               "CONSOLIDATED EBITDA" means, with respect to the Company and its Subsidiaries for any period, subject to Section 4.12(e) hereof, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) the Fixed Charges for such period, plus (iii) provision for taxes based on income or profits for such period (to the extent such taxes were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of the Company and its Subsidiaries required to be reflected as expenses on the books and records of the Company (to the extent such expenses were included in computing Consolidated Net Income for such period), minus (v) cash payments with respect to any non-recurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the Fixed Charges of, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

               "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) all other extraordinary gains and extraordinary losses shall be excluded.

               "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

               "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

               "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached thereto.

               "DEPOSITARY" means, with respect to the Global Notes, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXISTING INDEBTEDNESS" means the Indebtedness of the Company (other than Indebtedness under the New Credit Agreement) in existence on the Issue Date, as listed on Schedule 1.01(a) attached hereto, until such amounts are repaid.

               "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

               "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or Disqualified Stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock or Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

               "GENERAL INTANGIBLES" means all choses in action and causes of action and all other assignable intangible personal property of the Company or any of its Subsidiaries of every kind and nature now owned or hereafter acquired by the Company or any of its Subsidiaries, including corporate or other business records, indemnification claims, contract rights, any letter of credit, guarantee, claim, security interest or other security held by or granted to the Company or any of its Subsidiaries to secure payment by an Account Debtor of any of the Accounts Receivable.

               "GLOBAL NOTE" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and that has the "Schedule of Increases of, and Exchanges of Interests in, the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

               "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

               "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

               "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

               "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

               "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an ordinary course of business accrued expense or ordinary course of business trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

               "INDENTURE" means this Indenture, as amended or supplemented from time to time.

               "INDEPENDENT APPRAISER" means a person who in the course of its business appraises property and (i) where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated, (ii) who does not have a direct or indirect financial interest in the Company and (iii) who, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the tasks for which it is engaged.

               "INDEPENDENT FINANCIAL ADVISOR" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (it being understood that securities of the Company acquired in the ordinary course of trading operations shall not be deemed to give rise to such direct or indirect financial interest in the Company) and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

               "INTERCREDITOR AGREEMENT" means the Intercreditor and Collateral Agency Agreement, dated as of the Issue Date, between the Trustee and Congress Financial Corporation, individually, as agent for the lenders under the New Credit Agreement, and in its capacity as collateral agent acting for and on behalf of such lenders and the Trustee, substantially in the form attached as Exhibit E hereto, as such may be amended, supplemented or replaced from time to time.

               "INTEREST PAYMENT DATE" means each interest payment date as specified in the form of Note attached hereto as Exhibit A.

               "INVENTORY" means all goods of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by the

Company or any of its Subsidiaries under contracts of service, or consumed in the Company's or its Subsidiaries' business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of the Company or any of its Subsidiaries.

               "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company or any direct or indirect parent of the Company shall not be deemed to be an Investment.

               "ISSUE DATE" means the closing date for the original issuance of Notes under this Indenture.

               "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or Hartford, Connecticut or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "MOODY'S" means Moody's Investor Services.

               "MORTGAGES AND DEED OF TRUST" means the mortgages and deeds of trust listed on Exhibit D to this Indenture, or such other mortgages and deeds of trust in form and substance satisfactory to the Trustee.

               "NET AWARD" means all proceeds, awards or payments for any Collateral which is taken by eminent domain, expropriation or similar governmental actions or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority of any right which it may have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, in each case less collection expenses.

               "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

               "NET INSURANCE PROCEEDS" means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) in respect of damage to, or the loss, destruction or condemnation of, all or any portion of the Collateral, less collection costs.

               "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Notes and the Subsidiary Guarantees) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP (but upon extinguishment or reduction of such reserve, such amount shall constitute Net Proceeds), but, in each case, excluding costs, expenses and other amounts paid to an Affiliate of the Company.

               "NEW CREDIT AGREEMENT" means that certain Amended and Restated Loan Agreement, dated as of the Issue Date, by and among RBX Industries, Inc., the Company, and Congress Financial Corporation, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time and including any such agreements, documents or instruments with any lender or group of lenders that at any time succeed to or refinance, replace or substitute for all or any portion of the New Senior Debt.

               "NEW SENIOR DEBT" means Indebtedness in an aggregate principal amount not to exceed $45,000,000 at any one time outstanding under the New Credit Agreement as such agreement may be amended, restated, supplemented or otherwise modified or replaced, in whole or in part, from time to time hereafter, together with any refunding or replacement of such Indebtedness, including with any other lender or group of lenders.

               "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

               "NOTES" means all 12% Senior Secured Notes due 2006 issued pursuant to this Indenture (including, without limitation, any Additional Notes), all of which shall be in the form of Exhibit A attached hereto.

               "OBLIGATIONS" means, when used in connection with any Indebtedness or with reference to the documents evidencing or entered into with respect to any Indebtedness (including, in the case of the Notes, the Collateral Documents), any principal, interest (including, in the case of the Notes, Accrued Bankruptcy Interest), penalties, premiums, fees, costs, expenses (including attorney's fees), indemnifications, reimbursement obligations, damages (including liquidated damages), liabilities (including liabilities for compensation and contribution obligations and for breach of representations or warranties) and other amounts (including obligations arising upon the exercise by any Person of rights of redemption or rescission) payable at any time, and any other obligations required to be performed at any time, whether now or in the future, under the documentation governing such Indebtedness or entered into in connection with or with respect to such Indebtedness or such documentation.

               "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

               "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

               "PARTICIPANT" means, with respect to the Depositary, a Person who has an account with the Depositary.

               "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issue Date and reasonable extensions or expansions thereof;
(d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08; (e) Investments outstanding as of the Issue Date; and (f)(i) other Investments that do not exceed $5,000,000 in the aggregate at any time outstanding, and (ii) if the amount specified in clause (f)(i) above has been fully utilized, other Investments (in addition to those permitted by clause (f)(i) above) that (A) are each individually approved by the Board of Directors as evidenced by a Board Resolution delivered to the Trustee contemporaneously with such Investment and (B) in the aggregate do not exceed $5,000,000 at any time outstanding.

               "PERMITTED LIENS" means (i) Liens securing obligations under this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;
(ii) Liens securing New Senior Debt in an aggregate principal amount at any time outstanding not to exceed $45,000,000; (iii) Liens in favor of the Company or any Subsidiary Guarantor; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company in accordance with the provisions of this Indenture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the Issue Date and listed on Schedule 1.01(b) hereto; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable;
(xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries; (xiv) Purchase Money Liens and Capital Lease Obligations (including extensions and renewals thereof) securing Indebtedness incurred pursuant to (A) the first paragraph of Section 4.10 hereof or (B) clause (iv) of the second paragraph of Section 4.10 hereof; (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) judgment and attachment Liens not giving rise to an Event of Default; (xvii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xviii) Liens arising out of consignment or similar arrangements for the sale of goods; and (xix) any interest or title of a lessor in property subject to any operating lease.

               "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes or such Subsidiary Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

               "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

               "PURCHASE MONEY LIEN" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

               "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

               "RECORD DATE" means each record date as specified in the form of Note attached hereto as Exhibit A.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantors and the holders of beneficial interests in the Restricted Global Note, as such agreement may be amended, modified or supplemented from time to time.

               "REORGANIZATION PLAN" means the Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its Subsidiaries, as confirmed by the United States Bankruptcy Court, Western District of Virginia, including all exhibits and other attachments thereto.

               "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Transfer Restriction Legend.

               "RESTRICTED GLOBAL NOTE" means the Global Note bearing the Transfer Restriction Legend.

               "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SECURITY AGREEMENTS" means the security agreements listed on Exhibit C to this Indenture, or such other security agreements in form and substance satisfactory to the Trustee.

               "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               "SUBSIDIARY GUARANTEES" means the Guarantees of the Notes made by Subsidiary Guarantors pursuant to Article 12 hereof or a supplemental indenture in the form attached hereto as Exhibit B.

               "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company that makes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its successors and assigns.

               "S&P" means Standard & Poor's Ratings Services.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

               "TRANSFER RESTRICTED NOTES" means Notes that bear the Transfer Restriction Legend.

               "TRANSFER RESTRICTION LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on certain Notes issued under this Indenture where required by the provisions of this Indenture.

               "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "TRUST MONIES" means, subject to the Intercreditor Agreement, all cash and Cash Equivalents received by the Trustee (i) upon the release of Collateral from the Lien of this Indenture or the Collateral Documents, including all proceeds of Collateral and all moneys received in respect of the principal of all purchase money, governmental and other obligations; (ii) as Net Insurance Proceeds; (iii) pursuant to the Collateral Documents; (iv) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise; (v) which constitute proceeds from any transaction which results in a Subsidiary Guarantor being released from its Subsidiary Guarantee pursuant to this Indenture; or (vi) for application as provided in the relevant provisions of this Indenture or any Collateral Document or which disposition is not otherwise specifically provided for in this Indenture or in any Collateral Document; provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer.

               "UNRESTRICTED DEFINITIVE NOTE" means a Definitive Note that does not bear the Transfer Restriction Legend.

               "UNRESTRICTED GLOBAL NOTE" means the Global Note that does not bear the Transfer Restriction Legend.

               "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

               "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02   OTHER DEFINITIONS

               Term                                     Defined in Section
               ----                                     ------------------
               "Additional Notes"                               4.01
               "Affiliate Transaction"                          4.13
               "After-Acquired Property"                       10.01
               "Asset Sale Offer"                               4.08
               "Asset Sale Offer Period"                        4.08
               "Asset Sale Offer Amount"                        4.08
               "Asset Sale Purchase Date"                       4.08
               "Authentication Order"                           2.02
               "Available Amount"                               4.08
               "Bankruptcy Law"                                 6.01
               "Benefitted Party"                              12.01
               "Calculation Date"                               1.01 ("Fixed Charge
                                                                       Coverage Ratio")
               "Change of Control Offer"                        4.07
               "Change of Control Offer Period"                 4.07
               "Change of Control Payment"                      4.07
               "Change of Control Purchase Date"                4.07
               "Company Obligations"                            4.01
               "Company Order"                                 10.05
               "Covenant Defeasance"                            8.03
               "Custodian"                                      6.01
               "DTC"                                            2.03
               "Excess Proceeds"                                4.08
               "Guarantee Obligations"                         12.01
               "Legal Defeasance"                               8.02
               "Neocork"                                        4.14
               "Paying Agent"                                   2.03
               "Payment Blockage Notice"                       10.03
               "Payment Default"                                6.01
               "Released Collateral"                           10.05
               "Released Property"                             10.05
               "Released Trust Monies"                         11.04
               "Registrar"                                      2.03
               "Replacement Assets"                             4.08
               "Restricted Payments"                            4.09
               "Section 1145"                                   2.06(c)
               "Title Policy"                                  10.02
               "Valuation Date"                                10.05

SECTION 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Notes;

               "INDENTURE SECURITY HOLDER" means a Holder of a Note;

               "INDENTURE TO BE QUALIFIED" means this Indenture;

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

               "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Rules of Construction

               Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "OR" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) provisions apply to successive events and transactions; and

               (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01   FORM AND DATING

               (a) General.

               The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof, except that Notes may be originally issued in such denominations as may be required under the Reorganization Plan or Section 4.01 hereof and may be subsequently transferred in such denominations.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) Global Notes.

               Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and issuances of Additional Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

               All Notes issued on the Issue Date shall be represented by beneficial interests in the Unrestricted Global Note unless the holder of such beneficial interest is a party to the Registration Rights Agreement, in which case such holder's interest shall be represented by a beneficial interest in the Restricted Global Note. All Additional Notes issued in respect of a Global Note shall be represented by increases in such Global Note, and all Additional Notes issued in respect of a Definitive Note shall be represented by an additional Definitive Note (and if such Definitive Note is a Restricted Definitive Note, then such Additional Note shall be a Restricted Definitive Note).


SECTION 2.02   EXECUTION AND AUTHENTICATION

               One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by two Officers (an "AUTHENTICATION ORDER") authenticate (i) Notes for original issue on the Issue Date up to $25,000,000 and (ii) after the Issue Date, any Additional Notes as contemplated by Section 4.01. The aggregate principal amount of Notes outstanding at any time may not exceed the amount specified in the preceding sentence except as provided in Section 2.07 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.


SECTION 2.03   REGISTRAR AND PAYING AGENT

               The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar and the term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.


SECTION 2.04   PAYING AGENT TO HOLD MONEY IN TRUST

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.


SECTION 2.05   HOLDER LISTS

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).


SECTION 2.06   TRANSFER AND EXCHANGE

               (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) there shall have occurred and be continuing a Default or an Event of Default and such exchange shall be requested by a written notice given to the Depositary by a Holder. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof, in each case subject to the requirements of Section 2.06(f) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the following, as applicable:

                   (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in the Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Restricted Global Note in accordance with Section 2.06(f) hereof and the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in the Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note.

                   (ii) Transfers and Exchanges of Beneficial Interests in a Global Note for Beneficial Interests in the other Global Note. In connection with all transfers and exchanges of beneficial interests in a Global Note for beneficial interests in the other Global Note, the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the beneficial interest to be transferred or exchanged, (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, and (C) the documentation required by Section 2.06(f) hereof. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture (including, without limitation, Section 2.06(f) hereof) and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                   If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon (i) delivery to the Registrar of (A) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged, and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect such transfer or exchange, and (ii) if the beneficial interest being transferred or exchanged is a beneficial interest in the Restricted Global Note, satisfaction of the conditions set forth in Section 2.06(f) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                   Any Definitive Note issued upon exchange or transfer of a beneficial interest in the Unrestricted Global Note that is issued to a Person that may be deemed to be an "underwriter" within the meaning of 11 U.S.C.
Section 1145 ("SECTION 1145") or an "affiliate" or a "control person" within the meaning of the Securities Act and any Definitive Note issued upon exchange or transfer of a beneficial interest in the Restricted Global Note shall, in each case, unless otherwise permitted under Section 2.06(f), bear the Transfer Restriction Legend and shall be subject to all restrictions on transfer contained therein.

               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                   If any Holder of Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, then, upon (i) delivery to the Registrar of a written order and instructions of the types described in Section 2.06(b)(ii) above, and (ii) if the Definitive Note being transferred or exchanged is a Restricted Definitive Note, satisfaction of the conditions set forth in Section 2.06(f) hereof, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

               (e) Transfer and Exchange of Definitive Notes for Definitive
Notes.

                   Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e) and, if applicable, Section 2.06(f), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the

Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 2.06(f).

                   Any Definitive Note issued upon exchange or transfer of an Unrestricted Definitive Note that is issued to a Person that may be deemed to be an "underwriter" within the meaning of Section 1145 or an "affiliate" or a "control person" within the meaning of the Securities Act and any Definitive
Note issued upon exchange or transfer of a Restricted Definitive Note shall, in each case, unless otherwise permitted under Section 2.06(f), bear the Transfer Restriction Legend and shall be subject to all restrictions on transfer contained therein.

               (f) Transfers and Exchanges of Transfer Restricted Notes. No Person may transfer or exchange a Restricted Definitive Note, the Restricted Global Note or a beneficial interest in the Restricted Global Note (including, without limitation, the removal of the Transfer Restriction Legend thereon) unless such transfer or exchange is made (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with the applicable requirements of Rule 144 or (iii) pursuant to an exemption from registration requirements of the Securities Act and, in the case of clauses (ii) or (iii), if the Registrar or the Company so requests, the Registrar receives an opinion of counsel in form reasonably acceptable to the Registrar and the Company stating that (A) such transfer or exchange is in compliance with the Securities Act and (B) if such transferee or exchangee seeks the removal of the Transfer Restriction Legend, the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the requirements of this Section 2.06(f) with respect to the removal of the Transfer Restriction Legend, as appropriate, such Restricted Definitive Note shall be exchanged for an Unrestricted Definitive Note or such beneficial interest in the Restricted Global Note shall be exchanged for a beneficial interest in the Unrestricted Global Note, and the Trustee shall adjust the principal balances of the Global Notes pursuant to Section 2.06(h) hereof.

               (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture to the extent required by the applicable provisions of this Indenture:

                   (i) Transfer Restriction Legend. Each Transfer Restricted Note shall bear a legend substantially in the following form:

        "THIS NOTE HAS BEEN ISSUED IN AN OFFERING PURSUANT TO 11 U.S.C. Section 1145 ("SECTION 1145") TO A PERSON OR ENTITY WHO MAY BE DEEMED TO BE (1) AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145 OR (2) AN "AFFILIATE" OR "CONTROL PERSON" OF THE ISSUER WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AS SUCH, THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE IN ACCORDANCE WITH THE SECURITIES ACT AND ANY OTHER

        APPLICABLE STATE OR FEDERAL SECURITIES LAWS, (2) AN EXEMPTION FROM SUCH REGISTRATION (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR) OR (3) COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR).

                   (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
        (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (i) General Provisions Relating to Transfers and Exchanges.

                   (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                   (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.07 and 4.08 hereof.

                   (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                   (iv) Neither the Company nor the Registrar shall be required
(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                   (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                   (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                   (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.


SECTION 2.07   REPLACEMENT NOTES

               If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08   OUTSTANDING NOTES

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.


SECTION 2.09   TREASURY NOTES

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.


SECTION 2.10   TEMPORARY NOTES

               Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.


SECTION 2.11   CANCELLATION

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12   DEFAULTED INTEREST

               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01   NOTICES TO TRUSTEE

               If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.


SECTION 3.02   SELECTION OF NOTES TO BE REDEEMED

               If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

               The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03   NOTICE OF REDEMPTION

               At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed and shall state:

               (a) the redemption date;

               (b) the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (d) the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.


SECTION 3.04   EFFECT OF NOTICE OF REDEMPTION

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05   DEPOSIT OF REDEMPTION PRICE

               One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.


SECTION 3.06   NOTES REDEEMED IN PART

               Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


SECTION 3.07   OPTIONAL REDEMPTION

               The Company shall have the option to redeem the Notes, in whole or in part, at any time and from time to time, at the redemption price of 101% of principal amount, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.


SECTION 3.08   NO MANDATORY REDEMPTION

               The Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01   PAYMENT OF NOTES

               (a) General. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company's Obligations under the Notes, the Indenture, the Registration Rights Agreement and the Collateral Documents are referred to herein as the "COMPANY OBLIGATIONS."

               (b) Payment of Interest by Issuance of Additional Notes.

               Subject to the terms and conditions of this Section 4.01, during the period beginning on the Issue Date and ending on August 15, 2004, so long as no Default or Event of Default is then continuing, the Company may elect to pay interest on all or any portion of the outstanding Notes by the issuance of additional Notes ("ADDITIONAL NOTES") at a rate of 12% per annum in lieu of cash.

               In order to exercise such right, the Company must deliver to the Trustee not less than 10 nor more than 45 days prior to the Record Date for the Interest Payment Date on which Additional Notes will be issued an Officers' Certificate notifying the Trustee of its election to pay interest through the issuance of Additional Notes and the aggregate amount of such Additional Notes to be issued, and specifying the amount of Additional Notes to be issued through the issuance of Additional Definitive Notes, the amount to be issued through increases in the Restricted Global Note and the amount to be issued through increases in the Unrestricted Global Note. On or after the date of such Officers' Certificate but not less than 10 days prior to the relevant Interest Payment Date, the Company shall deliver to the Trustee any Additional Definitive Notes to be issued, which Additional Definitive Notes shall have been duly executed by the Company in the manner provided in Section 2.02.

               If the conditions set forth in this Section 4.01(b) are not satisfied, interest on the Notes shall be due and payable in immediately available U.S. funds as specified in this Indenture and the Notes. If the Company has satisfied the conditions in this Section 4.01(b), on the relevant Interest Payment Date the Trustee shall record increases in the Global Notes and authenticate Additional Definitive Notes, as appropriate, in the aggregate principal amounts required to pay such interest.

               Each Additional Note is an additional obligation of the Company and the Subsidiary Guarantors and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as all other Notes (except, as the case may be, with respect to the issuance date and aggregate principal amount) and shall have the benefit of all Liens securing Notes.

               (c) Default Rate Interest. Notwithstanding any other provision of this Indenture or the Notes, the Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful (the "DEFAULT RATE"). In addition, the Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy
Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the Default Rate to the extent lawful.

SECTION 4.02   MAINTENANCE OF OFFICE OR AGENCY

               The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.


SECTION 4.03   REPORTS

               (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and all Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" ("MD&A") and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, (ii) monthly financial statements in the same form as the quarterly financial statements referred to in clause (i) (but without the MD&A) and (iii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

               (b) For so long as any Transfer Restricted Notes remain outstanding, the Company and the Subsidiary Guarantors shall furnish to the Trustee and all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


SECTION 4.04   COMPLIANCE CERTIFICATE

               (a) The Company shall deliver to the Trustee, within 30 days after the end of each fiscal quarter, and within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or fiscal year, as appropriate, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


SECTION 4.05   TAXES

               The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06   STAY, EXTENSION AND USURY LAWS

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07   CHANGE OF CONTROL

               Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

               The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "CHANGE OF CONTROL OFFER PERIOD"). No later than five Business Days after the termination of the Change of Control Offer Period (the "CHANGE OF CONTROL PURCHASE DATE"), the Company shall purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

               If the Change of Control Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

               Upon the commencement of a Change of Control Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                      (a) that the Change of Control Offer is being made
               pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

                      (b) the Change of Control Payment and the Change of
               Control Purchase Date;

                      (c) that any Note not tendered or accepted for payment
               shall continue to accrue interest;

                      (d) that, unless the Company defaults in making such
               payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                      (e) that Holders electing to have a Note purchased
               pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date; and

                      (f) that Holders shall be entitled to withdraw their
               election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.

               On the Change of Control Purchase Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


SECTION 4.08   ASSET SALES

               The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (a) the Intercreditor Agreement is in effect and the Intercreditor Agreement does not prohibit such Asset Sale and expressly provides that the Trustee has no right to restrict or permit, or approve or disapprove, such Asset Sale, or (b) in all other cases, (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision, (iii) subject to the Intercreditor Agreement, if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with the provisions of Articles 10 and 11 hereof, and (iv) the Company or the Subsidiary, as the case may be, applies the Net Proceeds as provided in the following paragraph.

               Subject to the Intercreditor Agreement, any such Net Proceeds may, at the option of the Company, be applied within 180 days of the related Asset Sale as follows:

                   (i) to the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof ("REPLACEMENT ASSETS"); provided, that any Replacement Assets shall be owned by the Company or by the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens except Collateral Permitted Liens (and the Company or such Subsidiary Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Notes, securing its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property); or

                   (ii) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of Net Insurance Proceeds received on account of such loss, damage or taking.

               Any portion of such Net Proceeds that is not used as described in subparagraphs (i) or (ii) above within such 180-day period shall constitute "EXCESS PROCEEDS" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $3,000,000 the Company shall be required to make an offer to all Holders of Notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

               Subject to the Intercreditor Agreement, all proceeds of Collateral shall, pending their application in accordance with this covenant or the release thereof in accordance with Article 10 and Article 11, be deposited in the Collateral Account under this Indenture.

               The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "ASSET SALE OFFER PERIOD"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "ASSET SALE PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this covenant (the

"ASSET SALE OFFER AMOUNT") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

               If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

               Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                      (a) that the Asset Sale Offer is being made pursuant to
               this covenant and the length of time the Asset Sale Offer shall remain open;

                      (b) the Asset Sale Offer Amount, the purchase price and
               the Asset Sale Purchase Date;

                      (c) that any Note not tendered or accepted for payment
               shall continue to accrue interest;

                      (d) that, unless the Company defaults in making such
               payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                      (e) that Holders electing to have a Note purchased
               pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

                      (f) that Holders shall be entitled to withdraw their
               election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                      (g) that, if the aggregate principal amount of Notes
               surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                      (h) that Holders whose Notes were purchased only in part
               shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

               On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.


SECTION 4.09   RESTRICTED PAYMENTS

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate or Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or any Subsidiary Guarantee, except at final maturity, other than through the purchase or acquisition by the Company of Indebtedness through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock); or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

                      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                      (b) the Company would, at the time of such Restricted
               Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
               Section 4.10; and

                      (c) such Restricted Payment, together with the aggregate
               of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) $5,000,000 plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2001 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) to the extent not included in the amount described in clause (ii) above, 100% of the aggregate net cash proceeds received after the Issue Date by the Company from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company or of debt securities of the Company or any Subsidiary Guarantor that have been converted into, or cancelled in exchange for, Equity Interests of the Company (other than Equity Interests (or convertible debt securities) sold to a Subsidiary or an Affiliate of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the amount expended by the Company and its Subsidiaries to make such Restricted Investment and (B) the Net Proceeds received by the Company or any Subsidiary Guarantor upon sale or liquidation of such Restricted Investment.

               The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary or an Affiliate of the Company) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of the Company (other than any Disqualified Stock); provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clauses (c)(ii) and (c)(iii) of the preceding paragraph; and (iii) the defeasance, redemption or repurchase of Indebtedness that is contractually subordinated to the Notes or any Subsidiary Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary or an Affiliate of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock); provided, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clauses (c)(ii) and (c)(iii) of the preceding paragraph.

               The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.


SECTION 4.10   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Company's Subsidiaries that are Subsidiary Guarantors may incur Indebtedness if: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary Guarantor pursuant to this paragraph.

               The foregoing provisions shall not apply to:

                      (i) the incurrence by the Company or a Subsidiary
               Guarantor of New Senior Debt (and Guarantees thereof by Subsidiaries that are Subsidiary Guarantors and by the Company, if applicable) in an aggregate principal amount at any time outstanding (with letters of credit obligations being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries that are Subsidiary Guarantors with respect thereto) not to exceed an amount equal to $45,000,000;

                      (ii) the incurrence by the Company of the Existing
               Indebtedness;

                      (iii) the incurrence by the Company of Indebtedness
               represented by the Notes and by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

                      (iv) the incurrence by the Company or any Subsidiary
               Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                      (v) the incurrence by the Company or any Subsidiary
               Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was incurred under the first paragraph of this Section 4.10;

                      (vi) the incurrence by the Company or any of its Wholly
               Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that
               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                      (vii) the incurrence by the Company or any of its
               Subsidiaries that are Subsidiary Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred; and

                      (viii) the incurrence by the Company or any of its
               Subsidiaries that are Subsidiary Guarantors of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $2,500,000;

               Notwithstanding any other provision of this covenant, a Guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred shall not constitute a separate incurrence of Indebtedness.


SECTION 4.11   LIENS

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Collateral Permitted Liens.


SECTION 4.12   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the New Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the Issue Date, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (g) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the Issue Date, provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien, (i) any restriction or encumbrance in the nature of clause (iii) above contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract, or (j) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.


SECTION 4.13   TRANSACTIONS WITH AFFILIATES

               The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE

TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following shall not be deemed to be Affiliate Transactions: (x) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Wholly Owned Subsidiaries that are Subsidiary Guarantors and (z) Restricted Payments permitted by Section 4.09.


SECTION 4.14   ADDITIONAL SUBSIDIARY GUARANTEES

               (a) All Subsidiaries of the Company shall be Subsidiary Guarantors. The Company shall not permit any Person that is not a Subsidiary Guarantor to be a Subsidiary, and shall cause each Subsidiary that is not a Subsidiary Guarantor to execute and deliver a supplemental indenture (which provides for a Subsidiary Guarantee) in the form attached hereto as Exhibit B and deliver an Opinion of Counsel to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

               (b) Notwithstanding subsection (a) of this Section, Neocork Technologies, Inc. ("NEOCORK") shall not be required to be a Subsidiary Guarantor and shall not be required to execute a supplemental indenture as specified in subsection (a) above so long as (i) Neocork is a Subsidiary of the Company but is not a Wholly Owned Subsidiary of the Company, and (ii) Neocork has not incurred any Indebtedness or other obligations (as borrower, guarantor or otherwise) with respect to any Indebtedness of the Company or any Subsidiary Guarantor that is incurred by the Company or a Subsidiary Guarantor on or after the Issue Date (including, without limitation, New Senior Debt). Upon failure of either or both of the conditions set forth in the preceding sentence, the Company shall promptly comply, and shall cause Neocork to promptly comply, with subsection (a) above.


SECTION 4.15   IMPAIRMENT OF SECURITY INTERESTS

               Neither the Company nor any of its Subsidiaries shall take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee for the benefit of the holders of the Notes in the Collateral.

SECTION 4.16   PAYMENTS FOR CONSENT

               Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


SECTION 4.17   CORPORATE EXISTENCE

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01   MERGER, CONSOLIDATION OR SALE OF ASSETS

               The Company shall not, and shall not permit its Subsidiaries to, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or of the Company and its Subsidiaries taken as a whole in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (such surviving corporation or transferee Person, the "SURVIVING ENTITY") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Documents, and the Surviving Entity's Subsidiaries become Subsidiary Guarantors, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents in the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required by applicable law to preserve and protect the Lien of the Collateral Documents in the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; (iv) the Collateral owned by or transferred to the Surviving Entity shall (1) continue to constitute Collateral under the Indenture and the Collateral Documents, (2) shall be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Collateral Permitted Liens; (v) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, and of the Surviving Entity's Subsidiaries, to the extent that they are property and assets of types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity and its Subsidiaries shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture; (vi) immediately after such transaction no Default or Event of Default exists; (vii) the Surviving Entity (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture, and this Indenture, as amended and supplemented thereby, are enforceable.


SECTION 5.02   SUCCESSOR CORPORATION SUBSTITUTED

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or of the Company and its Subsidiaries taken as a whole in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01   EVENTS OF DEFAULT

               An "EVENT OF DEFAULT" occurs if:

               (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 15 days;

               (2) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

               (3) the Company or any of its Subsidiaries fails to observe or perform any covenant, condition or agreement on the part of the Company or such Subsidiary to be observed or performed pursuant to Sections 4.07, 4.08, 4.09,
4.10 or 4.14 hereof;

               (4) the Company or any of its Subsidiaries fails to comply with any of its other agreements or covenants in, or provisions of, the Notes, the Subsidiary Guarantees, this Indenture or the Collateral Documents and the Default continues for the period and after the notice specified below;

               (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,500,000 or more;

               (6) a final judgment or final judgments for the payment of money (not fully covered by insurance which is acknowledged in writing by the insurer) are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such undischarged judgments exceeds $2,500,000;

               (7) a default by the Company or any of its Subsidiaries in the performance of any of the Collateral Documents which adversely affects the enforceability or validity of the Lien in the Collateral or which adversely affects the condition or value of the Collateral in any material respect, any repudiation or disaffirmation by the Company or any Subsidiary of its Obligations under the Collateral Documents or the determination in a judicial proceeding that any Collateral Document is unenforceable or invalid against the Company or any of its Subsidiaries for any reason;

               (8) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

               (9) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                      (a) commences a voluntary case,

                      (b) consents to the entry of an order for relief against
               it in an involuntary case,

                      (c) consents to the appointment of a Custodian of it or
               for all or substantially all of its property,

                      (d) makes a general assignment for the benefit of its
               creditors, or

                      (e) generally is not paying its debts as they become due;
               or

               (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (a) is for relief against the Company or any Subsidiary in an involuntary case,

                      (b) appoints a Custodian of the Company or any Subsidiary
               or for all or substantially all of the property of the Company or any Subsidiary, or

                      (c) orders the liquidation of the Company or any
               Subsidiary, and the order or decree remains unstayed and in effect for 30 consecutive days.

               The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               An Event of Default shall not be deemed to have occurred under clause (3), (5) or (6) until the Trustee shall have received written notice from the Company or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default. A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."


SECTION 6.02   ACCELERATION

               If an Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (9) or (10) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.


SECTION 6.03   OTHER REMEDIES

               If an Event of Default occurs and is continuing, the Trustee may, subject to the Intercreditor Agreement, pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Collateral Documents.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 6.04   WAIVER OF PAST DEFAULTS

               Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


SECTION 6.05   CONTROL BY MAJORITY

               Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06   LIMITATION ON SUITS

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                      (a) the Holder of a Note gives to the Trustee written
               notice of a continuing Event of Default;

                      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                      (c) such Holder of a Note or Holders of Notes offer and,
               if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture or the Collateral Documents to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


SECTION 6.07   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


SECTION 6.08   COLLECTION SUIT BY TRUSTEE

               If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 6.10   PRIORITIES

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

I               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


SECTION 6.11   UNDERTAKING FOR COSTS

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01   DUTIES OF TRUSTEE

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default:

                   (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

                   (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                   (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.01 and Section 7.02.

               (e) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


SECTION 7.02   RIGHTS OF TRUSTEE

               (a) In connection with the Trustee's rights and duties under this Indenture or the Collateral Documents, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting under this Indenture or the Collateral Documents, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder or pursuant to the Collateral Documents in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

               (e) Unless otherwise specifically provided in this Indenture or the Collateral Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Collateral Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

               (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

               (i) To the extent any provisions of the Collateral Documents conflict with or are silent with respect to the matters set forth in this
Article 7, such Collateral Document shall be deemed to include such provisions set forth herein as if stated therein.


SECTION 7.03   INDIVIDUAL RIGHTS OF TRUSTEE

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.


SECTION 7.04   TRUSTEE'S DISCLAIMER

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


SECTION 7.05   NOTICE OF DEFAULTS

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.


SECTION 7.06   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.


SECTION 7.07   COMPENSATION AND INDEMNITY

               The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the Collateral Documents and services hereunder and thereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Documents, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder or under the Collateral Documents. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Document.

               To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Documents.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(9) or 6.01(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08   REPLACEMENT OF TRUSTEE

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.


SECTION 7.10   ELIGIBILITY; DISQUALIFICATION

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).


SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


SECTION 7.12   INTERCREDITOR AGREEMENT

               Notwithstanding anything to the contrary contained herein (but subject to Section 13.01 hereof), the rights, duties and obligations of the Trustee are subject to the Intercreditor Agreement.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.


SECTION 8.02   LEGAL DEFEASANCE AND DISCHARGE

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.


SECTION 8.03   COVENANT DEFEASANCE

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "OUTSTANDING" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(5) through 6.01(8) hereof shall not constitute Events of Default.


SECTION 8.04   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

                      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                      (b) in the case of an election under Section 8.02 hereof,
               the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                      (c) in the case of an election under Section 8.03 hereof,
               the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(9) or 6.01(10) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

                      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                      (f) the Company shall have delivered to the Trustee an
               Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                      (g) the Company shall have delivered to the Trustee an
               Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                      (h) the Company shall have delivered to the Trustee an
               Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

               Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof.

               Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


SECTION 8.06   REPAYMENT TO COMPANY

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 8.07   REINSTATEMENT

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01   WITHOUT CONSENT OF HOLDERS OF NOTES

               Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a
Note:

                      (a) to cure any ambiguity, defect or inconsistency;

                      (b) to provide for the assumption of the Company's
               obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                      (c) to provide for additional Subsidiary Guarantors as set forth in Section 4.14 or to provide for the release of a Subsidiary Guarantor pursuant to Section 12.04;

                      (d) to make any change that would provide any additional
               rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder; or

                      (e) to comply with requirements of the SEC in order to
               effect or maintain the qualification of this Indenture under the TIA.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join




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

with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.


SECTION 9.02   WITH CONSENT OF HOLDERS OF NOTES

               Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Sections 4.07 and 4.08 hereof), the Notes or any Collateral Document with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and
6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or any Collateral Document may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

               It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or any Collateral Document. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                      (a) reduce the principal amount of Notes whose Holders
               must consent to an amendment, supplement or waiver;

                      (b) reduce the principal of or change the fixed maturity
               of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except with respect to Sections
               4.07 hereof (so long as no Change of Control then exists or is contemplated) and 4.08 hereof (so long as no Excess Proceeds then exist);

                      (c) reduce the rate of or change the time for payment of
               interest, including default interest, on any Note;

                      (d) waive a Default or Event of Default in the payment of
               principal of or premium, if any, or interest on the Notes (except, subject to Section 6.02 hereof, a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                      (e) make any Note payable in money other than that stated
               in the Notes;

                      (f) make any change in the provisions of this Indenture
               relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;

                      (g) waive a redemption payment with respect to any Note;

                      (h) make any change in Section 6.04 or 6.07 hereof or in
               the foregoing amendment and waiver provisions; or

                      (i) release any Collateral other than pursuant to and in
               compliance with the terms hereof.


SECTION 9.03   COMPLIANCE WITH TRUST INDENTURE ACT

               Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.


SECTION 9.04   REVOCATION AND EFFECT OF CONSENTS

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.




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

SECTION 9.05   NOTATION ON OR EXCHANGE OF NOTES

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06   TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                   COLLATERAL

SECTION 10.01  COLLATERAL DOCUMENTS; ADDITIONAL COLLATERAL

               (a) In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Purchase Date or Change of Control Purchase Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest, if any, on the Notes and the performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Subsidiary Guarantees, and any other documents contemplated hereby, as the case may be, the Company, the Subsidiary Guarantors and the Trustee, as applicable, have simultaneously with the execution of this Indenture entered into the Collateral Documents, and may in the future enter into additional Collateral Documents. The Trustee, the Company and the Subsidiary Guarantors each hereby agree that the Trustee holds its interest in the Collateral in trust for the benefit of the Holders pursuant to the terms of the Collateral Documents, and that the Trustee may hold such interest through a collateral agent (including, without limitation, the collateral agent appointed in the Intercreditor Agreement as in effect as of the Issue Date). Each of the Company and the Subsidiary Guarantors covenants and agrees that it will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments and will do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

               (b) Promptly upon the acquisition or receipt by the Company or any of the Subsidiary Guarantors of property and assets (whether real, personal or mixed, tangible or intangible, and including, without limitation, property and assets acquired or received pursuant to a merger or consolidation of any Person or Persons with or into the Company or a Subsidiary Guarantor, pursuant to an Asset Sale, pursuant to a transaction as a result of which a Subsidiary Guarantor is released as provided in Section 12.04, or pursuant to a transaction as a result of which a Person becomes a Subsidiary Guarantor as provided in
Section 4.14 or Section 12.03), of the type that constitutes or would constitute Collateral (each such item of property and each such asset so acquired or received being referred to herein as "AFTER-ACQUIRED PROPERTY"):

               (i) the Company or the applicable Subsidiary Guarantor, as the case may be, and the Trustee will enter into all supplemental indentures, if any, required pursuant to the terms of this Indenture (including, without limitation, Section 4.14 hereof) and all such amendments or supplements to the Collateral Documents or such additional Mortgages and Deeds of Trust (in each case in registerable or recordable form) and other Collateral Documents, and the Company shall cause such amendments, supplements, mortgages and other Collateral Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (subject to no prior Liens except as expressly permitted by this Indenture and the Collateral Documents), and the Company shall cause appropriate financing statements, mortgages and other papers to be filed in such governmental offices as shall be necessary in order to perfect any Lien in such After-Acquired Property as to which a Lien may, under the Uniform Commercial Code or any other law of the applicable jurisdiction, be perfected by filing, and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant Uniform Commercial Code or other law, a Lien may be perfected by possession or control, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee or take such other steps as may from time to time be necessary or desirable to grant the Trustee control over such After-Acquired Property; and

               (ii) the Company or the applicable Subsidiary Guarantor, as the case may be, shall also deliver to the Trustee the following:

                      (x) to the extent such After-Acquired Property consists of real property or a leasehold interest in real property, a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Company, the fair market value thereof as determined by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Collateral Documents or any additional Collateral Documents constitutes a valid and perfected first priority Lien, subject only to such Liens as are permitted by this Indenture and the applicable Collateral Document, on such real property or leasehold interest in an aggregate amount equal to the purchase price or the fair market value, as applicable, of the real property or leasehold interest and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the Issue Date with respect to the real property Collateral, together with an Officers' Certificate stating that any Liens or such real property or leasehold interest are Liens expressly permitted by this Indenture and the applicable Collateral Document;

                      (y) any Opinions of Counsel required pursuant to Section
               10.02(b) below; and

                      (z) evidence of payment of all filing fees, recording and
               registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Collateral Document and perfect such Lien; and

                   (iii) The Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.01(b) (including any amendments, supplements, mortgages or other Collateral Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

               (c) Each Holder, by accepting a Note, agrees to and shall be bound by all the terms and provisions of the Intercreditor Agreement and the other Collateral Documents, including any additional Collateral Documents described in paragraph (b) of this Section 10.01, as the same may be amended or supplemented from time to time pursuant to the provisions of the Collateral Documents (including such additional Collateral Documents) and this Indenture, and hereby grants the Trustee full power and authority to execute, deliver, perform and enforce all such Collateral Documents without any consent or other action by the Holders.

               (d) If the Trustee holds its Liens in the Collateral through a collateral agent, then, at the election of the Trustee, all references in this Indenture and the Collateral Documents to the creation and grant of future Liens to secure the obligations of the Company and the Subsidiary Guarantors hereunder shall refer to the creation and grant of future Liens in favor of such collateral agent for the benefit of the Trustee and the other creditors participating in such Liens.


SECTION 10.02  RECORDING, REGISTRATION AND OPINIONS

               (a) The Company and the Subsidiary Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Documents (subject only to Liens expressly permitted by this Indenture and the Collateral Documents), including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral. The Company and the Subsidiary Guarantors shall from time to time promptly pay all financing and continuation statement recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance required hereunder or




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

pursuant to the Collateral Documents. The Trustee shall not be responsible for any failure to so register, file or record.

               (b) The Company and the Subsidiary Guarantors shall furnish to the Trustee on the Issue Date a customary Opinion of Counsel stating that this Indenture, the Notes and the Collateral Documents have been duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of, the Company and the Subsidiary Guarantors. Such Opinion of Counsel shall address perfection of the Liens contemplated by this Indenture and the Collateral Documents and such other issues as the Trustee shall reasonably request, and such Opinion of Counsel may be subject to customary exceptions. In addition, the Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture, an Opinion of Counsel in compliance with TIA
Section 314(b)(1) either (i) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of the Liens on and security interests in the Collateral intended to be made by the Collateral Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to record or register (as the case may be), and if applicable, to perfect the Liens on and security interests in the Collateral created by the Collateral Documents, to the extent that, in the case of perfection of security interests, a security interest may be perfected by filing under the Uniform Commercial Code of the applicable jurisdiction, and reciting the details of such action, and stating that as to the Liens and security interests created pursuant to the Collateral Documents, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to record or register such Liens or to perfect such security interests. The Company or the applicable Subsidiary Guarantor shall furnish to the Trustee, at the time of execution and delivery of any additional Collateral Documents or any amendments or supplements to existing Collateral Documents, an Opinion of Counsel either substantially to the effect set forth in clause (i) of the immediately preceding sentence (but relating only to such additional Collateral Documents or any amendments or supplements to existing Collateral Documents and the related After-Acquired Property) or to the effect set forth in clause (ii) thereof, and to the further effect that such additional Collateral Documents or amendments or supplements to existing Collateral Documents, as the case may be, (and, if applicable, such Collateral Documents as amended and supplemented thereby) have been duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of the Company or the relevant Subsidiary Guarantor, as the case may be, subject to customary exceptions.

               (c) The Company or the applicable Subsidiary Guarantor shall furnish to the Trustee, at the time of execution and delivery of this Indenture, with respect to each Mortgage and Deed of Trust, (i) a policy of title insurance (or a commitment to issue such policy) insuring (or committing to insure) the Lien of such Mortgage and Deed of Trust as a valid first mortgage Lien, subject only to Liens permitted under this Indenture or such Mortgage and Deed of Trust on the real property and fixtures described therein which policy (or commitment) shall (A) be issued by a reputable title company, (B) include such reinsurance arrangements, if any (with provisions for direct access), as shall be customary in the same general area and for transactions of this type and size, (C) have been supplemented by such endorsements as are customary in the same general area and for transactions of this type and size (and, in the case of any Mortgage and

Deed of Trust executed after the Issue Date, endorsements substantially identical to those included in the title policies for the then existing Mortgages and Deeds of Trust) or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of reputable architects or other reputable professionals (including endorsements or opinion letters on matters relating to contiguity, first loss, and so-called comprehensive coverage over covenants and restrictions, if available) and (D) contain only such exceptions to title as shall be Permitted Liens (each, a "TITLE POLICY"), and
(ii) an Officers' Certificate stating that such Title Policies comply with the requirements of this subsection (c). The aggregate amount of all such Title Policies shall be not less than the principal amount of the Notes.

               (d) The Company shall furnish to the Trustee on April 15 in each year, beginning with April 15, 2002, an Opinion of Counsel, dated as of such date, which complies with TIA Section 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registration, filing, re-recording, re-registration and refiling of this Indenture and all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Liens and security interests of the Holders and the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement within such 24 month period and such continuation statement is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.


SECTION 10.03  RELEASE OF COLLATERAL

               (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents.

               (b) The Trustee shall release Collateral from the Liens contemplated by this Indenture and the Collateral Documents if, when and to the extent required by Section 10.05 hereof. Subsections (a), (b), (c), (d) and (e) of Section 10.05 each constitutes a separate and independent basis for the release of Collateral, and upon compliance with any such subsection, Collateral shall be released as provided therein, without the necessity of compliance with any other subsection of such Section.

               (c) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

               (d) If the Trustee at any time holds Liens in the Collateral through a collateral agency arrangement (including, without limitation, the collateral agency established in the Intercreditor Agreement as in effect as of the Issue Date), unless the Trustee is the collateral agent thereunder, any reference herein or in any Collateral Document to a release by the Trustee of its Liens shall be deemed to refer to a release by the Trustee of its beneficial interest in the Liens held by such collateral agent. Any such release by the Trustee shall be binding between the Trustee and such collateral agent, but shall not constitute a release by the collateral agent of such Liens.


SECTION 10.04  POSSESSION AND USE OF COLLATERAL

               Subject to and in accordance with the provisions of this Indenture and the Collateral Documents, so long as the Trustee has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, the Company and the Subsidiary Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Monies held by the Trustee, other than monies or U.S. Government Obligations deposited pursuant to Article 8 or Article 14, and other than as set forth in the Collateral Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Monies held by the Trustee, other than monies and U.S. Government Obligations deposited pursuant to Article 8 or Article 14 and other than as set forth in the Collateral Documents and this Indenture), to alter or repair any Collateral consisting of machinery or equipment so long as such alterations and repairs do not impair the Lien of the Collateral Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.


SECTION 10.05  SPECIFIED RELEASES OF COLLATERAL

               (a) Satisfaction and Discharge; Defeasance. The Company and the Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Collateral Documents upon compliance with the conditions precedent set forth in Article 8 for Legal Defeasance or Covenant Defeasance or upon compliance with the conditions precedent set forth in Article 14 for satisfaction and discharge. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article 8 or Article 14, as applicable), together with such documentation, if any, as may be required by the TIA (including, without limitation, TIA Section 314(d)) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and the applicable Subsidiary Guarantors without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Company and the applicable Subsidiary Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

               (b) Dispositions of Collateral Permitted by Section 4.08. The Company and the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (the "RELEASED COLLATERAL") subject to an Asset Sale upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                   (i) An order of the Company requesting release of Released Collateral (a "COMPANY ORDER"), such Company Order (A) specifically describing the proposed Released Collateral, (B) specifying the fair market value of such Released Collateral on a date within 60 days of the Company Order (the "VALUATION DATE"), (C) stating that the consideration to be received is at least equal to the fair market value of the Released Collateral, (D) stating that the release of such Released Collateral will not impair the value of the remaining Collateral or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.13, (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation, Section 4.08 hereof and (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

                   (ii) An Officers' Certificate certifying that (A) such sale covers only the Released Collateral and complies with the terms and conditions of this Indenture, including, without limitation, Section
        4.08 hereof, (B) all proceeds from the sale of any of the Released Collateral will be deposited in the Collateral Account, and all Net Proceeds from the sale of any of the Released Collateral will be applied pursuant to Section 4.08, (C) there is not and will not be a Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with;

                   (iii) All documentation required by the TIA (including, without limitation, TIA Section 314(d)), if any, prior to the release of Collateral by the Trustee, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Collateral Documents, and all documents required by Section
        10.01 hereof; and

                   (iv) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the




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

        requirements of this Indenture and that all conditions precedent herein provided for relating to such release have been complied with.

               Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Subsidiary Guarantor the Released Collateral without recourse by executing a release in the form provided by the Company or the applicable Subsidiary Guarantor.

               (c) Releases of Collateral Pursuant to the Intercreditor Agreement. The Company and the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral when, if and to the extent the Trustee is required to do so pursuant to the terms of the Intercreditor Agreement.

               (d) Eminent Domain, Expropriation and Other Governmental Takings. The Company and the Subsidiary Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or expropriation or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority thereof of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                   (i) An Officers' Certificate of the Company certifying that
(A) such Collateral has been taken by eminent domain or expropriation and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality, province or other governmental authority thereof to purchase, or to designate a purchaser, or order a sale of such Collateral and the amount of the proceeds of such sale, and (B) all conditions precedent to such release have been complied with;

                   (ii) Cash equal to the amount of the award for such property or the proceeds of such sale, shall be deposited with the Trustee in the Collateral Account and held as Trust Monies subject to the disposition thereof pursuant to Article 11 hereof; and

                   (iii) All documentation required by the TIA (including, without limitation, TIA Section 314(d)), if any, prior to the release of Collateral by the Trustee.

               Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Subsidiary Guarantor without recourse the aforementioned items of Collateral by executing a release in the form provided by the Company or the applicable Subsidiary Guarantor.

               (e) Released Property. So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company (acting on behalf of itself or any Subsidiary Guarantor) shall be entitled to obtain a release of, and the Trustee shall release, Collateral (other than Trust Monies and other than monies and U.S. Government Obligations deposited pursuant to Article 8 or Article 14) specified by the Company ("RELEASED PROPERTY") provided (i) the fair market value of the Released Property in any single transaction, or series of




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

related transactions, shall not exceed $100,000, and (ii) prior to granting such release, the Company shall provide the Trustee with the following:

                      (i) A Company Order requesting release of Released Property, such Company Order (A) specifically describing the proposed Released Property, (B) specifying the fair market value of such Released Property on a date within 60 days of the Company Order, (C) stating that the release of such Released Property will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (D) stating that the fair market value of such Released Property does not exceed $100,000;

                      (ii) An Officers' Certificate certifying that no Default or Event of Default has occurred and is continuing or will occur as a result of the release of the Released Property, and all conditions precedent to such release have been complied with; and

                      (iii) All documentation required by the TIA (including, without limitation, TIA Section 314(d)), if any, prior to the release of the Released Property by the Trustee.

               Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company without recourse the aforementioned items of Collateral by executing a release in the form provided by the Company.


SECTION 10.06  DISPOSITION OF COLLATERAL WITHOUT RELEASE

               Notwithstanding the provisions of Section 10.05 and subject to Sections 10.07 and 13.01 below, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Subsidiary Guarantors may, without any prior release or consent by the Trustee, conduct ordinary course activities in respect of the Collateral which do not individually or in the aggregate adversely affect the value of the Collateral, including (A) selling or otherwise disposing of, in any single transaction or series of related transactions, any property subject to the Lien of this Indenture or the Collateral Documents which has become worn out or obsolete and which either has an aggregate fair market value of $100,000 or less or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Collateral Documents as After-Acquired Property; (B) abandoning, terminating, cancelling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Collateral Documents; (C) surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating; (D) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures, and appurtenances, provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Collateral Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Collateral Documents on such property, including all necessary financing statements and continuation statements, has not been




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

recorded, registered or filed in the manner required by law to preserve the Lien of and security interest in any of the Collateral Documents on such property,
(2) does not comply with the terms of this Indenture and the Collateral Documents or (3) otherwise impairs the Lien of the Collateral Documents; (E) demolishing, dismantling, tearing down or scrapping any Collateral or abandoning any thereof if, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution delivered to the Trustee if it involves Collateral having a fair market value in excess of $100,000) such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company, will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, and the fair market value and utility of the Collateral as an entirety, and the security for the Notes, will not thereby be otherwise impaired; (F) granting a nonexclusive license of any intellectual property; and (G) abandoning intellectual property which has become obsolete and not used in the business of the Company or its Subsidiaries.


SECTION 10.07  FORM AND SUFFICIENCY OF RELEASE

               In the event that the Company or any Subsidiary Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of
Section 10.05 or 10.06 may be sold, exchanged or otherwise disposed of by the Company or any Subsidiary Guarantor, and the Company or such Subsidiary Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Subsidiary Guarantee of the Notes and the Collateral Documents, upon being satisfied that the Company or such Subsidiary Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of
Section 10.05 or 10.06 (which may include receipt of an Officers' Certificate and Opinion of Counsel upon the request of the Trustee), the Trustee shall execute, acknowledge and deliver to the Company or such Subsidiary Guarantor such an instrument in the form provided by the Company, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company or such Subsidiary Guarantor may reasonably request and is necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.


SECTION 10.08  PURCHASER PROTECTED

               No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.




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

SECTION 10.09 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS

               Subject to the provisions of the Collateral Documents:

               (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) comply with, enforce and perform, from time to time, any of the terms of the Intercreditor Agreement and the other Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Subsidiary Guarantors hereunder and under the Collateral Documents; and

               (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

SECTION 10.10 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS

               The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Collateral Documents, to apply such funds as provided in this Indenture and the Collateral Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Article 11 and the other provisions of this Indenture.


                                   ARTICLE 11
                           APPLICATION OF TRUST MONIES

SECTION 11.01  COLLATERAL ACCOUNT

               On or before the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee the Collateral Account. The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Monies which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Collateral Documents, said Trust Monies shall be applied in accordance with Section 4.08; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article.




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

SECTION 11.02  WITHDRAWAL OF INSURANCE PROCEEDS AND CONDEMNATION AWARDS

               To the extent that any Trust Monies consist of either (a) Net Insurance Proceeds or (b) Net Awards, such Trust Monies, to the extent consistent with the Intercreditor Agreement, may be withdrawn by the Company and shall be paid by the Trustee upon a Company Request delivered to the Trustee to reimburse the Company or the applicable Subsidiary Guarantor for expenditures made, or to pay costs incurred, by the Company or such Subsidiary Guarantor in connection with the repair, rebuilding or replacement of the Collateral destroyed, damaged or taken, upon receipt by the Trustee of the following:

               (a) An Officers' Certificate, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Monies setting forth:

                   (i) that expenditures have been made, or costs incurred by the Company or such Subsidiary Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof to the Company or such Subsidiary Guarantor at the date of the acquisition thereof by the Company or such Subsidiary Guarantor;

                   (ii) that no part of such expenditures or costs has been or is being made the basis for the withdrawal of any Trust Monies in any previous or then pending application pursuant to this Section 11.02;

                   (iii) that no part of such expenditures or costs has been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Collateral Documents or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 10.05(d), as the case may be;

                   (iv) that there is no outstanding Indebtedness, other than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                   (v) that the property to be repaired, rebuilt or replaced is necessary or desirable in the conduct of the Company's or such Subsidiary Guarantor's business;

                   (vi) that the Company or such Subsidiary Guarantor has title to such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Collateral Documents;

                   (vii) that no Default or Event of Default shall have occurred and be continuing; and

                   (viii) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

               (b) All documentation required under the TIA (including, without limitation, TIA Section 314(d));

               (c) All documentation necessary to subject such repairs, rebuildings or replacements to a valid first priority Lien and security interest in favor of the Trustee (or, in the case of property subject to a Mortgage and Deed of Trust, the Trustee or another trustee under such Mortgage and Deed of Trust) for the benefit of the Holders pursuant to the Collateral Documents, including, without limitation, all instruments, agreements, certificates, Opinions of Counsel and documents required by Section 10.01; and

               (d) An Opinion of Counsel complying with Section 10.02 hereof and, in addition, substantially stating:

                   (i) that the instruments that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and the other Collateral Documents, and that, upon the basis of such Company Order and the accompanying documents specified in this Section 11.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Monies whose withdrawal is then requested may be paid over under this Section 11.02;

                   (ii) that the relevant Collateral Documents create a valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Trustee in favor of the Holders and, to the extent that a security interest in any such property may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property; and

                   (iii) that all the Company's or such Subsidiary Guarantor's right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Collateral Documents.

               Upon compliance with the foregoing provisions of this Section
11.02 and Section 11.01, the Trustee shall, upon receipt of a Company Order, pay an amount of Trust Monies of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph (a) of this Section 11.02, or the fair market value to the Company or the applicable Subsidiary Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an Independent Appraiser's or Independent Financial Advisor's certificate, if required by the
TIA), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Insurance Proceeds or Net Awards for such property or proceeds of such sale do not exceed $25,000 and, in the good faith estimate of the Company, such destruction or damage resulting in such Net Insurance Proceeds or such taking or sale resulting in such Net Awards does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate to such effect and compliance with Section 10.01, the Trustee shall release to the Company or the




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

applicable Subsidiary Guarantor such Net Insurance Proceeds or Net Awards for such property or proceeds of such sale, free of the Lien hereof and of the Collateral Documents.


SECTION 11.03  WITHDRAWAL OF NET CASH PROCEEDS TO FUND AN ASSET SALE OFFER

               To the extent that any Trust Monies consist of proceeds of Collateral received by the Trustee pursuant to the provisions of Section 4.08 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.08 upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

               (a) An Officers' Certificate, dated not more than five days prior to the Asset Sale Purchase Date stating:

                   (i) that no Default or Event of Default shall have occurred and be continuing;

                   (ii) (x) that such Trust Monies constitute proceeds of Collateral, (y) that pursuant to and in accordance with Section 4.08, the Company has made an Asset Sale Offer and (z) the Available Amount to be applied to the repurchase of the Notes pursuant to the Asset Sale Offer;

                   (iii) the Asset Sale Purchase Date; and

                   (iv) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with;

               (b) All documentation, if any, required under TIA Section 314(d); and

               Upon compliance with the foregoing provisions of this Section 11.03, the Trustee shall apply the Trust Monies as directed and specified by such Company Order, subject to Section 4.08.


SECTION 11.04  WITHDRAWAL OF TRUST MONIES FOR INVESTMENT IN REPLACEMENT ASSETS

               In the event the Company intends to reinvest proceeds of an Asset Sale in Replacement Assets (the "RELEASED TRUST MONIES"), such proceeds constituting Trust Monies may be withdrawn by the Company and shall be paid by the Trustee to the Company upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

               (a) a notice signed by the Company, which shall (i) refer to this
Section 11.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Monies, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Monies and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

               (b) An Officers' Certificate certifying that (i) such Trust Monies constitute Net Proceeds, (ii) the release of the Released Trust Monies complies with the terms and conditions of this Indenture, (iii) there is no Default or Event of Default in effect or continuing on the date thereof, (iv) the release of the Released Trust Monies will not result in a Default or Event of Default hereunder and (v) all conditions precedent to such release have been complied with;

               (c) All documentation required under the TIA (including, without limitation, TIA Section 314(d));

               (d) All documentation necessary to subject such Replacement Assets to a valid first priority Lien and security interest (subject only to Liens expressly permitted by this Indenture or the relevant Collateral Documents) in favor of the Trustee for the benefit of the Holders pursuant to the Collateral Documents, including, without limitation, all instruments, agreements, Opinions of Counsel, certificates and other documents required by
Section 10.01; and

               (e) An Opinion of Counsel stating:

                   (i) that the documents that have been or are therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with; and

                   (ii) to the extent that such Replacement Assets were acquired with proceeds, the relevant Collateral Documents create a valid, binding and enforceable Lien on and security interest in such Replacement Assets in favor of the Trustee for the benefit of the Holders and, to the extent that a security interest in any such Replacement Assets may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property.

               Upon compliance with the foregoing provisions, the Trustee shall apply the Released Trust Monies as directed and specified by the Company.


SECTION 11.05  INVESTMENT OF TRUST MONIES

               So long as no Default or Event of Default shall have occurred and is continuing, all or any part of any Trust Monies held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company Order, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of a Company Order specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.




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

               The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.05.


                                   ARTICLE 12
                              SUBSIDIARY GUARANTEES

SECTION 12.01  SUBSIDIARY GUARANTEES

               Subject to the provisions of this Article 12, each Subsidiary Guarantor (including, without limitation, each Subsidiary Guarantor that becomes a party to this Indenture after the Issue Date by execution and delivery of a supplemental indenture), jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee (including, without limitation, all Additional Notes) and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "GUARANTEE OBLIGATIONS"). Failing payment when due of any Guarantee Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Trustee or the Holders of Notes to accelerate the Guarantee Obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. Each Subsidiary Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "BENEFITTED PARTY") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, the Collateral Documents or as provided in
Section 8.01.

               If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.


SECTION 12.02  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

               This Indenture or a supplemental indenture in the form attached hereto as Exhibit B shall be executed on behalf of each Subsidiary Guarantor by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of such Subsidiary Guarantor. A notation of Subsidiary Guarantee may, but need not, be placed on each Note. Any such notation may, but need not, be executed by one or more Subsidiary Guarantors.

               Each of the Subsidiary Guarantors agrees that the Subsidiary Guarantees set forth in this Article 12 and in any supplemental indentures will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees, and notwithstanding any failure of any Subsidiary Guarantor to execute such notation.

               If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.




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

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture and in any supplemental indentures on behalf of the Subsidiary Guarantors, notwithstanding any failure to endorse a notation of such Subsidiary Guarantees on such Note, and notwithstanding any failure of any Subsidiary Guarantor to execute such notation.


SECTION 12.03  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

               (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such transferor Subsidiary Guarantor shall no longer have any force or effect.

               (b) Subject to the provisions of Section 12.04, each Subsidiary Guarantor shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person other than the Company or another Subsidiary Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "SURVIVING ENTITY") assumes all the Guarantee Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after such transaction no Default or Event of Default exists; (iii) the Surviving Entity (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction and (B) the Company shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; (iv) the Surviving Entity causes such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents in the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required by applicable law to preserve and protect the Lien of the Collateral Documents in the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; (v) the Collateral owned by or transferred to the Surviving Entity shall (1) continue to constitute Collateral under the Indenture and the Collateral Documents, (2) shall be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes and (3) shall not be subject to any Lien other than Collateral Permitted Liens; (vi) the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property and assets of types which would constitute Collateral under the Collateral Documents, shall be treated as After-Acquired Property and the Surviving Entity shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in the Indenture; and (vii) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture, and this Indenture as supplemented thereby, are enforceable. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the notations of Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees issued after the Issue Date shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the Issue Date.

               (c) The Trustee, subject to the provisions of Section 12.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 12.03. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 13.05.


SECTION 12.04  RELEASES FOLLOWING SALE OF ASSETS

               Notwithstanding Section 12.03 hereof, in the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all (or substantially all) of the Capital Stock of any Subsidiary Guarantor, which sale or other disposition otherwise complies with the other terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any Guarantee Obligations under its Subsidiary Guarantee; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.08 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its Guarantee Obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its Guarantee Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 12.

SECTION 12.05  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY

               Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Guarantee Obligations of such Subsidiary Guarantor under this Article 12 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Guarantee Obligations of such other Subsidiary Guarantor under this Article 12, result in the Guarantee Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.


SECTION 12.06  APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE
               SUBSIDIARY GUARANTORS

               (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in
Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

               (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 13.02 as if references therein to the Company were references to such Subsidiary Guarantor.

               (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Subsidiary Guarantor may be given or served as described in Section 13.02 as if references therein to the Company were references to such Subsidiary Guarantor.

               (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 7.02 and 13.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.


                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01  TRUST INDENTURE ACT CONTROLS

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.




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

SECTION 13.02  NOTICES

               Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

               If to the Company:

                      RBX Corporation
                      5221 Valley Park Drive
                      Roanoke, VA  24019
                      Attention:  Chief Financial Officer
                      Telephone No.:  (703) 561-6012
                      Telecopier No.: (703) 561-6033

               If to the Trustee:

                      State Street Bank and Trust Company
                      225 Asylum Street
                      Goodwin Square
                      Hartford, Connecticut 06103
                      Telephone No.:  (860) 244-1820
                      Telecopier No.: (860) 244-1889
                      Attention:  Corporate Trust Group

               The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.




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

SECTION 13.03  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.


SECTION 13.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                      (b) a brief statement as to the nature and scope of the
               examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                      (d) a statement as to whether or not, in the opinion of
               such Person, such condition or covenant has been satisfied.


SECTION 13.06  RULES BY TRUSTEE AND AGENTS

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

               If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date of such solicitation is completed.

               If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.


SECTION 13.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

               No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any Obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


SECTION 13.08  GOVERNING LAW

               THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.


SECTION 13.09  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


SECTION 13.10  SUCCESSORS

               All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11  SEVERABILITY

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 13.12  COUNTERPART ORIGINALS

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


SECTION 13.13  TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


SECTION 13.14  INTERCREDITOR AGREEMENT

               Notwithstanding anything to the contrary contained herein (but subject to Section 13.01 hereof), all of the provisions of Articles 10 and 11 are subject to the Intercreditor Agreement.


                                   ARTICLE 14
                           SATISFACTION AND DISCHARGE

SECTION 14.01  SATISFACTION AND DISCHARGE OF INDENTURE

               This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder (other than (1) the Company's obligations with respect to outstanding Notes under Article 2 and Section 4.02 hereof, (2) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and (3) this
Article 14), when

                      (i) either:

                          (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                          (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                      (ii) as to Section 14.01(i)(B) only, no Default or Event of Default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit (other than Defaults and Events of Default related to or arising out of incurrences of Indebtedness and Liens and customary documentation related thereto) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

                      (iii) the Company has paid or caused to be paid all other sums payable by it under this Indenture; and

                      (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

               In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.


SECTION 14.02  APPLICATION OF TRUST MONEY

               Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any), and interest for whose payment such money has been deposited with the Trustee.

               If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 14.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no such deposit had occurred pursuant to
Section 14.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                         [Signatures on following pages]

                                   SIGNATURES


Dated as of _________ ___, 2001             RBX CORPORATION



                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________



                                            RBX INDUSTRIES, INC.



                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________



                                            STATE STREET BANK AND TRUST COMPANY



                                            By:    _____________________________
                                                   Authorized Signatory

                                   EXHIBIT A
                                (Face of Note)  CUSIP No: 749280AE3 [Restricted]
                                                        749280AF0 [Unrestricted]
                       12% Senior Secured Notes due 2006
No.                                                                  $__________


                                 RBX CORPORATION


promises to pay to _________________________ or registered assigns, the principal sum of ______________________ Dollars indicated on the "Schedule of Increase of, and Exchanges of Interests in, the Global Note" attached hereto on August 15, 2006.

Interest Payment Dates: February 15 and August 15

Record Dates: February 15 and August 15



                                              Dated:  ___________ ____, 200_

                                              RBX CORPORATION


                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________



Certificate of Authentication:

This is one of the [GLOBAL] Notes
referred to in the within-mentioned Indenture:

State Street Bank and Trust Company


By:_________________________________
      Authorized Signatory

Dated:  __________ ____, 200_

                                 (Back of Note)


                12% Senior Secured Notes due 2006

                [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.] (1)

                [THIS NOTE HAS BEEN ISSUED IN AN OFFERING PURSUANT TO 11 U.S.C.
Section 1145 ("SECTION 1145") TO A PERSON OR ENTITY WHO MAY BE DEEMED TO BE (1) AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145 OR (2) AN "AFFILIATE" OR "CONTROL PERSON" OF THE ISSUER WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AS SUCH, THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF

______________________

(1)     To be included only on Global Notes deposited with DTC as Depositary.

(2)     To be included only on Global Notes deposited with DTC as Depositary.

(1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE IN ACCORDANCE WITH THE SECURITIES ACT AND ANY OTHER APPLICABLE STATE OR FEDERAL SECURITIES LAWS, (2) AN EXEMPTION FROM SUCH REGISTRATION (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR) OR (3) COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT (BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND THE REGISTRAR FOR THIS NOTE, IF SO REQUESTED BY THE ISSUER OR THE REGISTRAR).](3)

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. Interest. RBX Corporation, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 12% per annum from the date of issuance until maturity; provided, however, that at the option of the Company, so long as no Default or Event of Default is then continuing, interest payments due on or prior to ___________ ___, 2004, may be paid in the form of Additional Notes at a rate of 12% per annum in lieu of cash. The Company will pay interest semi-annually on __________ and __________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE") to the holder of record on the immediately preceding ________ or __________ (each, a "RECORD DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, or in case of Additional Notes, from the date of issuance of such Additional Notes; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _______ ___, 200_. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful (the "DEFAULT RATE"). In addition, the Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the Default Rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date next preceding the Interest Payment Date, even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company,

______________________

(3) To be included only on Transfer Restricted Notes payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

        If the Company elects to exercise its right to make an interest payment in the form of Additional Notes, the Company must deliver to the Trustee, not less than 10 nor more than 45 days prior to the Record Date for the Interest Payment Date on which Additional Notes will be issued, an Officers' Certificate notifying the Trustee of its election to pay interest through the issuance of Additional Notes and the aggregate amount of such Additional Notes to be issued, and specifying the amount of Additional Notes to be issued through the issuance of Additional Definitive Notes, the amount to be issued through increases in the Restricted Global Note and the amount to be issued through increases in the Unrestricted Global Note. On or after the date of such Officers' Certificate but not less than 10 days prior to the relevant Interest Payment Date, the Company must deliver to the Trustee any Additional Definitive Notes to be issued, which Additional Definitive Notes must have been duly executed by the Company in the manner provided in Section 2.02 of the Indenture. If the Company has satisfied the conditions set forth herein for the payment of interest in the form of Additional Notes on the relevant Interest Payment Date, the Trustee will record increases in the Global Notes and authenticate Additional Definitive Notes, as appropriate, in the aggregate principal amounts required to pay such interest.

        Each Additional Note is an additional obligation of the Company and the Subsidiary Guarantors and shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture (including the guarantee provisions) and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount) and shall have the benefit of all Liens securing Notes.

        3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of August __, 2001 among the Company, the Subsidiary Guarantors and the Trustee (as such may be amended or supplemented from time to time, the "INDENTURE"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Company limited to $25,000,000 in aggregate principal amount (except as otherwise provided in Section 2 of this Note relating to payment of interest by issuance of Additional Notes).

        5. Optional Redemption. The Company shall have the option to redeem the Notes, in whole or in part, at any time and from time to time, at the redemption price of 101% of principal amount, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7. Repurchase Offers.

                (a) Change of Control Offer. Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                (b) Asset Sale Offer. The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (a) the Intercreditor Agreement is in effect and does not prohibit such Asset Sale and expressly provides that the Trustee has no right to restrict or permit, or approve or disapprove, such Asset Sale, or (b) in all other cases (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision, (iii) subject to the Intercreditor Agreement, if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with Articles 10 and 11 of the Indenture, and (iv) the Company or the Subsidiary, as the case may be, applies the Net Proceeds as provided in the following paragraph.

                Subject to the Intercreditor Agreement, any such Net Proceeds may, at the option of the Company, be applied within 180 days of the related Asset Sale as follows:

                        (i) to the acquisition of another business or the
                acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the Issue Date or any reasonable extensions or expansions thereof ("REPLACEMENT ASSETS"); provided, that any Replacement Assets shall be owned by the Company or by the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens except Collateral Permitted Liens (and the Company or such Subsidiary Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Notes, securing its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and otherwise shall comply with the provisions of the Indenture applicable to After-Acquired Property); or

                        (ii) to reimburse the Company or its Subsidiaries for
                expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of Net Insurance Proceeds received on account of such loss, damage or taking.

                Any portion of such Net Proceeds that is not used as described in subparagraphs (i) or (ii) above within such 180-day period shall constitute "EXCESS PROCEEDS" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $3,000,000, the Company shall be required to make an offer to all Holders (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that Notes may be originally issued in such denominations as may be required under the Reorganization Plan or Section 4.01 of the Indenture and may be subsequently transferred in such denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar will be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.02 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

        9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or any Collateral Document may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded), or compliance with any provision of the Indenture, the Notes or any Collateral Document, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

        11. Defaults and Remedies. Each of the following constitutes an Event of Default under the Indenture: (i) default for 15 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply Sections 4.07, 4.08, 4.09, 4.10 or 4.14 of the Indenture;
(iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2,500,000 or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $2,500,000, which judgments are not paid, discharged or stayed for a period of 30 days; (vii) default by the Company or any Subsidiary in the performance of the Collateral Documents which adversely affects the enforceability or validity of the Lien in the Collateral or which adversely affects the condition or value of the Collateral in any material respect, any repudiation or disaffirmation by the Company or any Subsidiary of its Obligations under the Collateral Documents or the determination in a judicial proceeding that any Collateral Document is unenforceable or invalid against the Company or any of its Subsidiaries for any reason; (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        12. Ranking, Subsidiary Guarantees and Security. The Notes will rank pari passu with all Indebtedness of the Company that is not subordinated to the Notes, including borrowings under the New Credit Agreement. The Notes will rank senior to any Indebtedness of the Company that is subordinated to the Notes. The Notes will be unconditionally guaranteed on a senior secured basis by each of the Subsidiary Guarantors. The Subsidiary Guarantees will rank pari passu with all Indebtedness of the Subsidiaries Guarantors that is not subordinated to such Subsidiary Guarantees, including guarantees of borrowings under the New Credit Agreement. The Subsidiary Guarantees will rank senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to such Subsidiary Guarantees. The Notes and the Subsidiary Guarantees will be secured by second priority Liens on substantially all of the assets of the Company and the Subsidiary Guarantors and the proceeds thereof, whether now owned or hereafter acquired.

        13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the holders of beneficial interests in the Restricted Global Note (as such may be amended from time to time, the "REGISTRATION RIGHTS AGREEMENT").

        18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                                 RBX Corporation
                              5221 ValleyPark Drive
                                Roanoke, VA 24019
                       Attention: Chief Financial Officer
                          Telephone No.: (703) 561-6012

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________________

Your Signature:____________________________________________________________
               (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


        If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

        [ ]  Section 4.07                              [ ]  Section 4.08

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________



Date:__________________                    Your Signature:______________________

                                           (Sign exactly as your name appears on
                                           the Note)

                                           Tax Identification No.:______________

Signature Guarantee.

                          SCHEDULE OF INCREASES OF, AND

                  EXCHANGES OF INTERESTS IN, THE GLOBAL NOTE(4)


        The following increases of this Global Note pursuant to the issuance of Additional Notes under Section 4.01 of the Indenture, or exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                             Principal Amount of
                      Amount of decrease in      Amount of increase in        this Global Note          Signature of authorized
                       Principal Amount of        Principal Amount of          following such            officer of Trustee or
Date of Exchange        this Global Note           this Global Note         decrease (or increase)           Note Custodian
----------------      ---------------------      ---------------------      ----------------------      -----------------------



______________________

(4)     This should be included only if the Note is issued in global form.

                                    EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY SUBSEQUENT
                              SUBSIDIARY GUARANTORS


                Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of ___________ _____ 200_, by and among __________________, a ___________
_________ (the "NEW SUBSIDIARY GUARANTOR"), RBX Corporation (or its permitted successor), a Delaware corporation (the "COMPANY"), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

                WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as such may be amended or supplemented from time to time, the "INDENTURE"), dated as of August __, 2001, providing for the initial issuance of $25,000,000 of 12% Senior Secured Notes due 2006 and the subsequent issuance of Additional Notes under Section 4.01 of the Indenture (collectively, the "NOTES");

                WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances newly-acquired or created Subsidiaries of the Company shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

                WHEREAS, the New Subsidiary Guarantor is a Subsidiary of the Company; and

                WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Company, the existing Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

                NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. Subsidiary Guarantees. Subject to the provisions of Article 12 of the Indenture, the New Subsidiary Guarantor, jointly and severally together with all other Subsidiary Guarantors (including, without limitation, each Subsidiary Guarantor that becomes a party to the Indenture after the date hereof by execution and delivery of a supplemental indenture), hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee (including, without limitation, all Additional Notes) and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (collectively, the "GUARANTEE OBLIGATIONS"). Failing payment when due of any Guarantee Obligation or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Trustee or the Holders of Notes to accelerate the Guarantee Obligations of each Subsidiary Guarantor in the same manner and to the same extent as the Obligations of the Company. The New Subsidiary Guarantor hereby agrees that its Guarantee Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

        3. Execution and Delivery. Each Subsidiary Guarantor agrees that the Subsidiary Guarantees set forth in Article 12 of the Indenture and in any supplemental indentures will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees, and notwithstanding any failure of any Subsidiary Guarantor to execute such notation.

        4. Subsidiary Guarantor May Consolidate, Etc. on Certain Terms. The New Subsidiary Guarantor may not consolidate with or merge with or into another Person except as permitted under Section 12.03 of the Indenture.

        5. Releases. The New Subsidiary Guarantor may be released from its obligations under its Subsidiary Guarantee in certain circumstances as provided in the Indenture.

        6. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

        7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

        9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                                RBX CORPORATION



                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________



                                                STATE STREET BANK AND TRUST
                                                COMPANY



                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________



                                                [EXISTING SUBSIDIARY GUARANTORS]



                                                [NEW SUBSIDIARY GUARANTOR]

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                   EXHIBIT C

                              SECURITY AGREEMENTS

1. General Security Agreement executed by RBX Industries, Inc. ("RBX INDUSTRIES") in favor of Congress Financial Corporation ("CONGRESS"), as collateral agent.

2. Amended and Restated General Security Agreement executed by the Company in favor of Congress, as collateral agent.

3. Amended and Restated Trademark Collateral Assignment and Security Agreement between RBX Industries and Congress, as collateral agent.

4. Amended and Restated Patent Collateral Assignment and Security Agreement between RBX Industries and Congress, as collateral agent.

5. Amended and Restated Trademark Collateral Assignment and Security Agreement between the Company and Congress, as collateral agent.

6. Amended and Restated Pledge and Security Agreement, executed by the Company in favor of Congress, as collateral agent.

7. Amended and Restated Pledge and Security Agreement, executed by RBX Industries in favor of Congress, as collateral agent.

8. Deposit Account Control Agreement among the Company, RBX Industries and Congress, as collateral agent.

                                   EXHIBIT D

                          MORTGAGES AND DEEDS OF TRUST


1. Mortgage with Security Agreement and Assignment of Leases from RBX Industries to Congress, as collateral agent, covering certain real property located in Colt, Arkansas.

2. Deed of Trust, Assignment of Leases and Rents and Security Agreement, from RBX Industries for the current benefit of Congress, as collateral agent, recorded on April 25, 2001, as Instrument No. 0102161 in Botetourt County, Virginia, as modified by Modification No. 1 and Modification No. 2 thereto.

3. Deed of Secure Debt and Security Agreement, from RBX Industries for the current benefit of Congress, as collateral agent, recorded in Book 486, Page 206 in Haralson County, Georgia, as modified by Modification No. 1 thereto.

4. Deed of Trust, Assignment of Leases and Rents and Security Agreement, from RBX Industries for the current benefit of Congress, as collateral agent, recorded on April 25, 2001, as Instrument No. 010004979 in Bedford County, Virginia, as modified by Modification No. 1 thereto.

5. Deed of Trust, Assignment of Leases and Rents and Security Agreement, from RBX Industries for the current benefit of Congress, as collateral agent, recorded on April 25, 2001, as Instrument No. 010004981 in Bedford County, Virginia, as modified by Modification No. 1 thereto.

6. Deed of Trust and Security Agreement, from RBX Industries for the current benefit of Congress, as collateral agent, recorded in Book 2265, Page 1013 in Catawba County, North Carolina, as modified by Modification No. 1 thereto.

                                                                       EXHIBIT E

                                                                       [8/16/01]

                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

       THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT ("Intercreditor
Agreement") dated as of August   , 2001 is by and among Congress Financial
Corporation, a Delaware corporation ("Lender" as hereinafter further defined) and State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee pursuant to the Note Indenture (as hereinafter defined) acting for and on behalf of the holders of the Senior Secured Notes (as hereinafter defined) issued pursuant thereto (in such capacity, "Note Trustee" as hereinafter further defined) and Congress Financial Corporation, a Delaware corporation, in its capacity as collateral agent (in such capacity "Collateral Agent" as hereinafter further defined) pursuant to this Intercreditor Agreement and the Security Agreements (as hereinafter defined) acting for and on behalf of Lender and Note Trustee. The Note Trustee and the Noteholders (as hereinafter defined) are referred to herein collectively as the "Note Creditors" and individually as a "Note Creditor", and together with Lender, are sometimes individually referred to herein as a "Creditor" and collectively as "Creditors."

                              W I T N E S S E T H:

       WHEREAS, concurrently herewith, RBX Corporation, a Delaware corporation ("RBX" as hereinafter further defined) has issued its 12% Senior Secured Notes due 2006 (collectively, the "Senior Secured Notes" as hereinafter further defined) pursuant to the Indenture, dated on or about the date hereof, by and among RBX as issuer, RBX Industries, Inc., as subsidiary guarantor and Note Trustee, as trustee (the "Note Indenture" as hereinafter further defined) and the indebtedness evidenced by the Senior Secured Notes is secured by all of the assets and properties of RBX;

       WHEREAS, RBX Industries, Inc., a Delaware corporation, and wholly-owned subsidiary of RBX ("RBX Industries" as hereinafter further defined, and together with RBX, collectively "Debtors") has guaranteed the obligations of RBX evidenced by the Senior Secured Notes as set forth in the Note Indenture, and which guarantee is secured by all of the assets and properties of RBX Industries;

       WHEREAS, Lender has entered or is about to enter into financing arrangements with Debtors, pursuant to which Lender may, upon certain terms and conditions, make loans and provide other financial accommodations to RBX Industries secured by all of the assets and properties of RBX Industries, and the obligations of RBX Industries arising pursuant thereto are guaranteed by RBX, which guarantee is secured by all of the assets and properties of RBX; and

       WHEREAS, Lender and Note Trustee (for itself and on behalf of the Noteholders), as authorized and directed pursuant to the Note Indenture, desire to enter into this Intercreditor

Agreement to (i) appoint Collateral Agent to act on behalf of Creditors hereunder and under the Security Agreements, (ii) provide for the orderly sharing among Creditors, in accordance with certain priorities, of proceeds of the assets and properties of Debtors upon any foreclosure thereon or other disposition thereof, and (iii) agree upon related matters;

       NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

       1. DEFINITIONS

       As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

       1.1 "Agreements" shall mean, collectively, the Lender Agreements and the Noteholder Agreements.

       1.2 "Chapter 11 Debtors" shall mean, collectively, each of the following (together with their respective successors and assigns): (a) Rubatex Corporation, as debtor and debtor-in-possession, a Delaware corporation, (b) Groendyk Manufacturing Company, Inc., as debtor and debtor-in-possession, a Delaware corporation, (c) OleTex, Inc., as debtor and debtor-in-possession, a Delaware corporation, (d) Midwest Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation, (e) Hoover-Hanes Rubber Custom Mixing Corp., as debtor and debtor-in-possession, a Delaware corporation (f) RBX Corporation, as debtor and debtor-in-possession, a Delaware corporation, (g) RBX Group, Inc., as debtor and debtor-in-possession, a Delaware corporation, (h) UPR Disposition, Inc., as debtor and debtor-in-possession, a Delaware corporation,
(i) Universal Rubber Company, as debtor and debtor-in-possession, a Delaware corporation, and (j) Waltex Corporation; as debtor and debtor-in-possession, a Delaware Corporation; each sometimes being referred to herein individually as a "Chapter 11 Debtor".

       1.3 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Debtor in or upon which Collateral Agent at any time has (or purportedly has) a Lien, and including, without limitation, all proceeds and products of such property and interests in property.

       1.4 "Collateral Agent" shall mean Congress Financial Corporation, a Delaware corporation, in its capacity as collateral agent acting for and on behalf of Lender and Note Creditors pursuant to the terms hereof and the Security Agreements, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of Lender and/or Note Creditors in such capacity).


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

       1.5 "Creditors" shall mean, collectively, Lender, Note Trustee and the Noteholders and their respective successors and assigns; sometimes being referred to herein individually as a "Creditor".

       1.6 "Debtors" shall mean, collectively, RBX and RBX Industries; sometimes being referred to herein individually as a "Debtor".

       1.7 "Insolvency Proceeding" shall mean, as to any Debtor, any of the following: (a) any case or proceeding with respect to such Debtor under the U.S. Bankruptcy Code, any other federal, state or provincial bankruptcy, insolvency, reorganization or other law affecting creditors' rights generally or any other or similar proceedings of any other jurisdiction or otherwise seeking any stay, reorganization, arrangement, liquidation, dissolution, composition or readjustment of the obligations and indebtedness of such Debtor or (b) any proceeding seeking the appointment of any receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator or similar official for any Debtor or any material part of its properties or (c) any proceedings for liquidation, dissolution or other winding up of the business of such Debtor or (d) the sale of all or substantially all of the assets or capital stock of such Debtor or (e) any assignment for the benefit of creditors or any marshaling of assets of such Debtor.

       1.8 "Lender" shall mean Congress Financial Corporation, a Delaware corporation, and its successors and assigns (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Lender Debt or is otherwise party to the Lender Agreements).

       1.9 "Lender Agreements" shall mean, collectively, the Amended and Restated Loan Agreement, dated of even date herewith, by and among Lender and Debtors and all agreements, documents and instruments at any time executed and/or delivered by any Debtor or any other person to, with or in favor of Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Lender Debt).

       1.10 "Lender Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by a Debtor to Lender and/or its affiliates or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Lender Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Lender Agreements or after the commencement of any case with respect to any Debtor under the U.S. Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or


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

indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Lender; provided, that, the principal amount of the Lender Debt (but not interest, costs, expenses, indemnities or other charges at any time payable by any Debtor to Lender or charged by Lender to the loan account of any Debtor maintained by Lender) in excess of $45,000,000 shall not benefit from the priority in right of payment provided for herein.

       1.11 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

       1.12 "Note Creditors" shall mean, collectively, Note Trustee and Noteholders; sometimes being referred to herein individually as a "Note Creditor".

       1.13 "Noteholder Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Note Indenture; (b) the Senior Secured Notes; (c) the agreements listed on Schedule 1 hereto and (d) all agreements, documents and instruments at any time executed and/or delivered by any Debtor or any other person to, with or in favor of Note Trustee or any Noteholder in connection therewith or related thereto.

       1.14 "Noteholder Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by a Debtor to Note Trustee or any Noteholder, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Noteholder Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Noteholder Agreements or after the commencement of any case with respect to a Debtor under the U.S. Bankruptcy Code or any state insolvency law or similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Note Trustee or such Noteholder.

       1.15 "Noteholders" shall mean, collectively, any person that at any time is the owner or holder, directly or indirectly, of record or beneficially, of any of the Senior Secured Notes; sometimes being referred to herein individually as a "Noteholder".


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

       1.16 "Note Indenture" shall mean the Indenture, dated of even date herewith, by RBX, as issuer, RBX Industries, as subsidiary guarantor and Note Trustee, providing for the issuance of the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.17 "Note Trustee" shall mean State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as trustee pursuant to the Note Indenture and the other Noteholder Agreements, and its successors and assigns, including any replacement or successor trustee or any additional trustee.

       1.18 "Payment in full" or "payment in full" shall mean the indefeasible payment and satisfaction in full in immediately available funds of all of the Lender Debt and the termination of the financing arrangements provided by Lender to Debtors (but not including for this purpose the refinancing or replacement of the Lender Debt). If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Lender Debt, Lender is required to surrender or return such payment or proceeds to any person for any reason, then the Lender Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Intercreditor Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender.

       1.19 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

       1.20 "Plan of Reorganization" shall mean the Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its Subsidiaries dated May 11, 2001, confirmed by order of the U.S. Bankruptcy Court for the Western District of Virginia, Roanoke Division entered on July 17, 2001 and any amendments, supplements or modifications thereto.

       1.21 "RBX" shall mean RBX Corporation, a Delaware corporation, as successor by merger to RBX Group, Inc. and the successor upon the conclusion of the Chapter 11 cases of RBX Corporation and RBX Group, Inc. pursuant to the Plan of Reorganization, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

       1.22 "RBX Industries" shall mean RBX Industries, Inc., a Delaware corporation, as successor by merger to the Chapter 11 Debtors (other than RBX Corporation and RBX Group, Inc.), formerly known as Rubatex Corporation and the successor upon the conclusion of the Chapter 11 cases of the Chapter 11 Debtors (other than RBX Corporation and RBX Group, Inc.) pursuant to the Plan of Reorganization, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

       1.23 "Security Agreements" shall mean, collectively, the agreements listed on Schedule 2 hereto and any other agreement at any time executed and/or delivered by any Debtor to or in favor of Collateral Agent for the benefit of Creditors granting a Lien upon any Collateral of such Debtor to Collateral Agent for the benefit of Creditors, in each case as the same now or may hereafter exist or may be amended, modified, supplemented, extended, renewed, restated or replaced; each sometimes being referred to herein individually as a "Security Agreement".

       1.24 "Senior Secured Notes" shall mean, collectively, the 12% Senior Secured Notes due 2006 issued by RBX pursuant to the Note Indenture in the original aggregate principal amount of $25,000,000, subject to increase upon payment of interest through the issuance of additional Senior Secured Notes in accordance with the terms thereof, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

       1.25 All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

       2. APPOINTMENT OF COLLATERAL AGENT

       2.1 Appointment, Powers and Immunities.

              (a) Each Lender and Note Trustee (for itself and on behalf of the Noteholders) hereby irrevocably designates, appoints and authorizes Congress Financial Corporation, a Delaware corporation (and any successor Collateral Agent appointed pursuant to Section 2.6 hereof) to act as Collateral Agent hereunder and under the Security Agreements with such powers as are specifically delegated to Collateral Agent by the terms of this Intercreditor Agreement and the Security Agreements, together with such other powers as are reasonably incidental thereto.

              (b) The Collateral Agent hereby accepts its appointment as the Collateral Agent hereunder upon the terms and conditions of this Intercreditor Agreement and the Security Agreements, and hereby agrees to act as representative and bailee with respect to the Collateral for the benefit of Creditors upon the terms and conditions of this Intercreditor Agreement and the Security Agreements.

              (c) Collateral Agent (i) shall have no duties or responsibilities except those expressly set forth in this Intercreditor Agreement and the Security Agreements, and shall not by reason of this Intercreditor Agreement, any Security Agreement or otherwise be a trustee or fiduciary for any Creditor;
(ii) shall not be responsible to Creditors for any recitals, statements, representations or warranties contained in this Intercreditor Agreement (except for the representations by Collateral Agent set forth in Section 4.2(c) hereof) or in any of the Security Agreements, or in any certificate or other document referred to or provided for in, or received by any of them in connection with this Intercreditor Agreement or any Security Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Intercreditor Agreement or any Security Agreement or any other document referred to or provided for herein or therein or for any failure by any Debtor or any other Person (other than the Collateral Agent) to perform any of its obligations hereunder or thereunder; and (iii) except as expressly provided herein, shall not be responsible to Creditors for any action taken or omitted to be taken by it hereunder or under any Security Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

       2.2 Reliance by Collateral Agent. Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, without inquiry or investigation and upon advice and statements of legal counsel, independent accountants and other experts selected by Collateral Agent in good faith. As to any matters not expressly provided for by this Intercreditor Agreement or any other Agreement, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Lender in respect of the Collateral until Lender has received payment in full of the Lender Debt and thereafter in accordance with instructions given by Note Trustee. Any action taken or failure to act pursuant to the instructions of Lender (or Note Trustee, as applicable) shall be binding on all Creditors. Collateral Agent shall have no obligation to take or not to take any action pursuant to any instructions of any Note Creditor or any group of Note Creditors (regardless of the percentage of the other outstanding Noteholder Debt held by such Noteholders), except for instructions in writing received by Collateral Agent from Note Trustee. No Noteholder shall give any such instructions to Collateral Agent, or if any Noteholder shall give any such instructions, such instructions shall be of no force and effect.

       2.3 Non-Reliance on Collateral Agent and Other Lenders. Collateral Agent has no responsibility to make and has made no representation and has not furnished documents or information to support any credit analysis by any Creditor and no Creditor may claim reliance on Collateral Agent. Each Creditor agrees that it has, independently and without reliance on Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Debtor and has made its own decision to enter into its Agreements and that it will, independently and without reliance upon Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under its Agreements. Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Debtor of any term or provision of this Intercreditor Agreement or any Security Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of any Debtor. Collateral Agent shall not have any duty or responsibility to provide any Creditor with any credit or other information concerning the affairs, financial condition or business of any Debtor that may come into the possession of Collateral Agent.


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

       2.4 Failure to Act. Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and under any Security Agreement unless it shall receive further assurances to its satisfaction from Creditors (or at Collateral Agent's option, from Note Trustee on behalf of all Note Creditors) that Collateral Agent shall have no liability to any Creditor as a result of any such action.

       2.5 Concerning the Collateral and Security Agreements.

              (a) Each Lender and Note Trustee (for itself and on behalf of the Noteholders) authorizes and directs Collateral Agent to enter into the Security Agreements. Any action taken by Collateral Agent in accordance with the terms of this Intercreditor Agreement or the Security Agreements relating to the Collateral, and the exercise by Collateral Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Creditors.

              (b) Collateral Agent shall have no obligation whatsoever to any Creditor or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Debtor or is cared for, protected or insured or has been encumbered, or that the Liens granted to Collateral Agent under the Security Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner, or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent in this Intercreditor Agreement or in any of the Security Agreements, it being understood and agreed that in respect of the Collateral, or any act. omission or event related thereto, Collateral Agent may act in any manner it may deem appropriate, in its discretion, exercised in good faith, and that Collateral Agent shall have no duty or liability whatsoever to any Creditor, except for any liability to a Creditor as a result of any action by Collateral Agent that is determined to constitute gross negligence or willful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction.

       2.6 Resignation.

              (a) Collateral Agent may resign at any time by giving notice thereof to Lender and Note Trustee. After the payment in full of the Lender Debt, Note Trustee shall have the right to require Collateral Agent to resign by giving notice thereof to Lender and Collateral Agent. In the event of any such resignation, Collateral Agent shall have the right to appoint a successor agent reasonably acceptable to Lender (after consultation with the Lender) or at any time on or after the payment in full of the Lender Debt, acceptable to the Note Trustee. Lender (or Note Trustee, as applicable) shall be deemed to have found a successor reasonably acceptable to it unless Lender (or Note Trustee, as applicable) indicates to the contrary within five (5) business days after notice thereof from Collateral Agent to Lender (or Note Trustee, as applicable). If after payment in full of the Lender Debt, Collateral Agent has resigned, any payment of, or proceeds applied to the payment of, the Lender Debt are required to be surrendered or returned, so that any Lender Debt is reinstated (as set forth in the definition of payment in full), Congress as the former Collateral Agent may, at its option, automatically


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

upon notice to Note Trustee, be reappointed as Collateral Agent and the then Collateral Agent shall be deemed to have resigned.

              (b) Upon the acceptance of any appointment as agent hereunder by a successor agent and the delivery of any Collateral that is the in the possession of the retiring Collateral Agent, (i) the successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, (ii) the retiring Collateral Agent shall have no further duties and obligations hereunder and (iii) the retiring Collateral Agent shall, at the expense of Debtors, upon the written request of the successor Collateral Agent and without representation, warranty or recourse, execute and deliver such documents, instruments and agreements as are reasonably necessary to effect an assignment of the rights and obligations of the retiring Collateral Agent to the successor Collateral Agent. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

       3. SECURITY INTERESTS; PRIORITIES; REMEDIES

       3.1 Acknowledgment of Liens; Priorities.

              (a) Each Creditor and Collateral Agent hereby acknowledges that Collateral Agent has been granted a Lien upon the Collateral for the benefit of the Creditors. Notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens upon the Collateral of Collateral Agent for the benefit of Lender have and shall have priority over the Liens upon the Collateral of Collateral Agent for the benefit of Note Creditors and such Liens of Collateral Agent for the benefit of Note Creditors on the Collateral are and shall be, in all respects, subject and subordinate to the Liens of Collateral Agent for the benefit of Lender therein to the full extent of the Lender Debt.

              (b) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

                     (i) first, to the payment in full in immediately available funds of the expenses of the collection and enforcement of the Lender Debt and such sale, disposition or other realization of the Collateral, including all expenses, liabilities and advances incurred or made by Collateral Agent or Lender in connection therewith, or any amounts paid to or on behalf of Collateral Agent by Lender in connection therewith;

                     (ii) second, to the payment in full of all of the Lender Debt in whatever manner and order Lender chooses in accordance with the provisions of the Lender Agreements and applicable law (and including amounts to hold as cash collateral for any Lender Debt which is contingent in such amounts and on such terms as Lender may require pursuant thereto);

                     (iii) third, to the Note Trustee for payment and satisfaction in full in immediately available funds of all of the Noteholder Debt in whatever manner and order Note Trustee chooses in accordance with the provisions of the Noteholder Agreements and applicable law;

                     (iv) fourth, to the payment of any other Lender Debt, if any, in whatever manner and order Lender chooses in accordance with the provisions of the Lender Agreements and applicable law; and

                     (v) fifth, to the Debtors or such other person as may be lawfully entitled thereto.

              (c) Notwithstanding any instruction, notice or claim to the contrary at any time received by Collateral Agent from any Note Creditor or otherwise, Collateral Agent shall have no obligation, liability or responsibility with respect to the distribution, delivery or remittance of any proceeds of the Collateral to any Noteholder. Any proceeds of Collateral received by Collateral Agent which are to be applied to the Noteholder Debt in accordance with the terms hereof are only required to be remitted by Collateral Agent to Note Trustee.

       3.2 Priorities Unaffected by Actions or Inactions. The lien priorities provided in Section 3.1 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Lender Debt or the Noteholder Debt, nor by any action or inaction which Collateral Agent or any Creditor may take or fail to take in respect of the Collateral. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Creditors and shall not impose on Collateral Agent any obligations in respect of the disposition of proceeds of foreclosure or otherwise in respect of any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

       3.3 No Contest of Lien. Lender and Note Trustee for itself and on behalf of each Noteholder agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of Collateral Agent or any rights of Collateral Agent with respect to the Collateral, or the respective priorities assigned to the Liens securing the Noteholder Debt and the Lender Debt herein, or the validity or reasonableness of any act or omission by Collateral Agent in respect of the Collateral, including, without limitation, the timing, method, or manner of selling or otherwise disposing of or realizing upon any of the Collateral, the terms (including the price and percentage of consideration received in cash) of any such sale or other disposition or realization, or any failure to sell, dispose of or realize upon any of the Collateral. As between Lender and Note Creditors, the terms of this Intercreditor Agreement shall govern even if part or all of the Lender Debt or the Noteholder Debt or the Liens securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

       3.4 Right to Enforce Agreement.


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

              (a) Collateral Agent shall have the exclusive right to manage, perform and enforce the terms of the Security Agreements with respect to the Collateral, to exercise and enforce all privileges and rights thereunder in respect of the Collateral according to its discretion exercised in good faith and the exercise of its exclusive business judgment (notwithstanding any default or event of default under any of the Lender Agreements, Noteholder Agreements or the Security Agreements), including, without limitation, the exclusive right to administer, take or retake control or possession of any Collateral, to hold, prepare for sale, process, sell, lease, dispose of, or liquidate any Collateral, to foreclose or forbear from foreclosure in respect of any Collateral, seeking or not seeking relief from any stay against foreclosure or other remedies in any Insolvency Proceeding in respect of any Collateral and the acceptance of any Collateral in full or partial satisfaction of any indebtedness. Notwithstanding anything to the contrary contained in any of the Agreements, only Collateral Agent shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. No consent or approval by any Note Creditor to any sale, transfer or other disposition of any Collateral by Collateral Agent or by any Debtor with the approval of Collateral Agent shall be required, and Collateral Agent may, without the consent of Note Creditors, release its Lien on any Collateral so sold, transferred or disposed of, and notwithstanding anything to the contrary contained in any of the Agreements, Note Creditors shall be deemed to have consented thereto (and Note Trustee shall be deemed required to release its Lien for purposes of Section 10.05(c) of the
Note Indenture, which provision may not be amended or supplemented without the prior consent of Collateral Agent), except that, in connection with any sale of Collateral by any Debtor with the approval of Collateral Agent, and the release of the Lien of Collateral Agent, to the extent that the amount of the proceeds that must be received from such sale by Debtors as a condition of the consent of Lender to such sale are not set out in the Lender Agreements (as in effect on the date hereof), and to the extent that Section 314 of the Trust Indenture Act of 1939 may be applicable to such sale or release, the consent of Note Creditors is subject only to the receipt by Note Trustee of such certificates and opinions as may be required under Section 314(d) of the Trust Indenture Act of 1939, if any. Any costs and expenses or other amounts paid or to be paid by Collateral Agent may be paid by Lender and shall constitute part of the Lender Debt secured by the Collateral. Nothing contained in this Section 3.4(a) shall be construed to relieve Collateral Agent from any liability to Creditors for any losses suffered by Creditors as a result of an action by Collateral Agent in conducting a sale, transfer or other disposition of any Collateral by Collateral Agent which is determined to constitute gross negligence or wilful misconduct pursuant to a final, non-appealable order of a court of competent jurisdiction. Until Lender has received payment in full of the Lender Debt, no Note Creditor shall have any right to direct Lender or Collateral Agent to exercise any right, remedy or power with respect to the Collateral and Note Trustee on behalf of each Note Creditor consents to the exercise by Lender or Collateral Agent of any such right, remedy or power as provided herein. No Note Creditor shall institute any suit or assert in any suit, Insolvency Proceeding or other proceeding any claim against Note Trustee, Lender or Collateral Agent seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and Note Trustee, Lender and Collateral Agent shall not be liable for, any action taken or omitted to be taken by Note Trustee, Lender or Collateral Agent with respect to the Collateral.

              (b) Except as expressly permitted by Section 3.4(c) hereof, notwithstanding any rights or remedies available to a Creditor under any of the Agreements, applicable law or otherwise, without the consent of the Collateral Agent, no Creditor shall directly or indirectly assert or exercise any right or remedy as against any of the Collateral, including, without limitation, seeking to foreclose or realize upon (judicially or non-judicially) any Collateral or asserting any claims or interests therein (including, without limitation, by setoff or notification of account debtors).

              (c) Promptly upon the request of Collateral Agent, Lender or Note Trustee will, at the expense of Debtors, join in enforcement, collection, execution, levy or foreclosure proceedings with respect to the Collateral and otherwise cooperate fully in the maintenance of such proceedings by Collateral Agent, including, without limitation, by executing and delivering all such directions, consents, pleadings, releases and other documents and instruments as Collateral Agent may reasonably request in connection therewith, it being understood that the conduct of such proceedings shall at all times be under the exclusive control of Collateral Agent.

              (d) Uniform Commercial Code financing statements (and including any amendments, assignments, correction statements or termination statements with respect thereto), mortgages, deeds of trust, deeds to secure debt and other instruments to perfect the Liens of Collateral Agent in certain of the Collateral shall be filed by Collateral Agent naming Collateral Agent as the secured party. No Creditor shall file any Uniform Commercial Code financing statements (and including any amendments, assignments, correction statements or termination statements with respect thereto), mortgages, deeds of trust, deeds to secure debt and other instruments with respect to the Collateral, unless Collateral Agent shall fail to do so within ten (10) business days of receiving notice that any of the foregoing have not been properly filed or have lapsed, except if Collateral Agent is not permitted to file such financing statements, mortgages, deeds of trust, deeds to secure debt or other instruments as a result of any applicable statute or regulation or order of any court or other governmental authority, and then in such case, only with the prior written consent of Collateral Agent. No Creditor shall exercise or assert any right to exercise any voting rights in respect of any act or omission by Collateral Agent with respect to the Collateral (or the disposition of the proceeds thereof), or to direct or assert any right to direct Collateral Agent. Collateral Agent may amend, modify, supplement or waive any provision of any Security Agreement only with the approval of Lender until the payment in full of the Lender Debt and thereafter only with the approval of Note Trustee, except that, Collateral Agent may not waive any default or event of default arising under the Note Indenture or the Lender Agreements.

       3.5 Rights of Collateral Agent in Insolvency Proceedings. In the event of any Insolvency Proceeding with respect to any Debtor,

              (a) in addition to any other rights granted hereunder, Collateral Agent is hereby irrevocably authorized and empowered (in its own name or in the name of any Creditor or otherwise), but shall have no obligation, to take such action on behalf of the Creditors as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the parties hereunder or under any Security Agreement; and

              (b) Lender and Note Trustee (for itself and on behalf of the Noteholders) shall duly and promptly take such action as Collateral Agent may reasonably request to permit Collateral Agent (i) to collect any Collateral (or any distribution in respect thereof) for the account of any Creditor and file appropriate claims or proofs of claim in respect of any Collateral and (ii) to execute and deliver such powers of attorney, assignments or other instruments as Collateral Agent may reasonably require to enforce any and all claims with respect to any Collateral on behalf of Creditors and to collect and receive on behalf of the Creditors any and all payments or distributions that may be payable or deliverable upon or with respect to the Collateral and distribute same in accordance with the terms hereof.

       3.6 Specific Performance. Collateral Agent is hereby authorized to demand specific performance of this Intercreditor Agreement at any time when any Creditor shall have failed to comply with any of the provisions of this Intercreditor Agreement applicable to it. Each Creditor hereby irrevocably waives any defense which might be asserted as a bar to such remedy of specific performance.

       3.7 Sale and Release of Collateral. Notwithstanding anything to the contrary contained in any of the Agreements, until payment in full of the Lender Debt, only Lender shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral, subject in certain circumstances to the receipt by Note Trustee of certain certificates and opinions as set forth in Section 3.4(a) hereof.

       3.8 Permitted Payments.

              (a) Debtors shall not, without the prior written consent of Collateral Agent in each instance, directly or indirectly, make, and Note Trustee shall not accept, any payments in respect of the Noteholder Debt, except for (i) regularly scheduled payments of interest in the form of additional indebtedness with substantially the same terms as the Senior Secured Notes (as in effect on the date hereof) in accordance with the terms of the Noteholder Agreements as in effect on the date hereof until after the date that is the third anniversary of the date of this Intercreditor Agreement and thereafter in cash as provided in the Senior Secured Notes as in effect on the date hereof,
(ii) the principal on or after the date which is the fifth anniversary of the date hereof and (iii) regularly scheduled payments of interest when due in accordance with the terms of the Senior Secured Notes (as in effect on the date hereof) in cash or other immediately available funds after the first anniversary of the date hereof, provided, that, as to any such payment under this clause
(a)(iii), Collateral Agent shall have notified Note Trustee in writing that each of the following conditions is satisfied:

                     (A) no event of default, or act, condition or event which with notice or passage of time would constitute an event of default, under the Lender Agreements shall exist or have occurred (provided, that, any such notice by Lender to Note Trustee shall not be deemed a waiver of any such default or event of default which may exist or a waiver or release of any rights or remedies of Lender or Collateral Agent pursuant to any such default or event of default or otherwise);

                     (B) as of the date of any such payment, the Excess Availability (as such term is defined in the Lender Agreements) shall have been not less than $5,000,000 for each of the immediately preceding thirty (30) consecutive days; and

                     (C) as of the date of any such payment and after giving effect thereto, the Excess Availability shall be not less than $5,000,000.

              (b) Unless Note Trustee shall have received written notice from Lender to the contrary, should Note Trustee receive any payment in respect of the Noteholder Debt in contravention of Section 3.8(a) hereof, Note Trustee shall receive and hold the same in trust, as trustee, for the benefit of Lender, segregated from other funds and property of Note Trustee and shall forthwith deliver the same to Lender (together with any endorsement or assignment of Note Trustee where necessary or desirable), for application to any of the Lender Debt. In the event of the failure of Note Trustee to make any such endorsement or assignment to Lender, Lender or any of its officers or employees, are hereby irrevocably authorized on behalf of such Note Trustee to make the same.

              (c) Nothing contained in this Section 3.8 shall be construed to limit the right of Debtors to make, and Note Trustee to accept, payments required to be made by Debtors under the Note Indenture (as in effect on the date hereof) to Note Trustee solely for the account of Note Trustee and for its own benefit which payments are to be retained by Note Trustee (and are not made to Note Trustee for distribution to any Noteholder).

       3.9 Delivery of Collateral. In the event that any Note Creditor shall obtain possession, custody or control of any of the Collateral (which shall not be deemed to include proceeds of loans to a Debtor deposited with the Note Trustee to pay principal and interest in respect of the Senior Secured Notes to the extent such payment is permitted hereunder or proceeds of Collateral distributed in accordance with Section 3.1(b) hereof), prior to the payment in full of the Lender Debt, such Note Creditor shall receive and hold the same in trust, as trustee, for the benefit of Collateral Agent, and shall immediately transfer and deliver such Collateral to Collateral Agent (together with any endorsement or assignment of such Note Creditor where necessary or desirable). In the event of the failure of any Note Creditor to make any such endorsement or assignment to Collateral Agent, Collateral Agent, or any of its officers or employees, are hereby irrevocably authorized on behalf of such Note Creditor to make the same. In the event that at any time all or part of any payment with respect to the Lender Debt previously made is rescinded or required to be returned for any reason, each Note Creditor shall promptly deliver to Collateral Agent any Collateral then held by it and the provisions of this Intercreditor Agreement shall be reinstated as if such payment had not been made.

       3.10 Bailee for Perfection. Collateral Agent and each Creditor hereby appoints each other Creditor as agent for the purpose of perfecting the Liens upon the Collateral which, in accordance with the Uniform Commercial Code as from time to time in effect, can be perfected only by possession or where such possession or control results in the Liens of Collateral Agent having priority over any other Liens and each hereby agrees to serve, as agent and bailee for the other Creditors for such purpose and any Creditor that at any time has any Collateral in its possession acknowledges that it holds and will hold possession of such Collateral for the benefit of Lender and Note Trustee, subject to the obligation to deliver such Collateral to Collateral Agent as provided herein.

       3.11 Notices of Default and Acceleration. Each Creditor shall give to the other Creditor (or in the case of Lender, shall give only to Note Trustee for itself and the Noteholders) concurrently with the giving thereof to any Debtor, a copy of any written notice by such Creditor of either (a) a default or an event of default under its Agreements with such Debtor or (b) written notice of demand for payment from such Debtor; provided, that, the failure of any party to give any such notice to the other shall not affect the relative priorities of Creditors' respective Liens as provided herein or the validity or effectiveness of any such notice as against any Debtor. Each Debtor hereby authorizes and consents to each Creditor sending any such notices to the other Creditors or providing any other information with respect to any Debtor to the other Creditors.

       3.12 Opportunity to Cure. Lender shall have the right, but not any obligation, to cure for the account of Debtors any default by any Debtor under the Noteholder Agreements at any time within fifteen (15) days after the date of the receipt by Lender of written notice from Note Trustee of an event of default under the Noteholder Agreements as a result a the failure of any Debtor to make any payment when due thereunder or at any time within (30) days after the date of written notice from Note Trustee of an event of default under the Noteholder Agreements for any other reason or the applicable cure period provided for in the Noteholder Agreements if longer (and if a payment default on an unaccelerated basis). In no event shall Lender by virtue of the payment of amounts, or performance of any obligation required to be paid or performed by any Debtor, be deemed to have assumed any obligation of any Debtor to any Note Creditor or any other person.

       4. COVENANTS, REPRESENTATIONS AND WARRANTIES

       4.1 Additional Covenants. Note Trustee and each Debtor (in each case severally only for itself and not jointly) agree in favor of Creditors that:

              (a) Note Trustee and Debtors shall, at any time or times upon the request of Lender, promptly furnish to Collateral Agent a statement of the outstanding Noteholder Debt based on the register with respect thereto maintained by Debtors and Note Trustee;

              (b) Note Trustee, for itself and on behalf of the Noteholders, shall execute and deliver to Collateral Agent such additional agreements, documents and instruments and take such further actions as may be reasonably necessary or desirable in the opinion of Collateral Agent to effectuate the provisions and purposes of this Intercreditor Agreement.

       4.2 Additional Representations and Warranties.

              (a) Note Trustee represents and warrants to Lender and Collateral Agent that:

                     (i) to the best of the knowledge of the Note Trustee, as of the date hereof, no default or event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under any of the Noteholder Agreements exists or has occurred;

                     (ii) the execution, delivery and performance of this Intercreditor Agreement by the Note Trustee is within its powers in its capacity as trustee for each Noteholder and has been authorized by each Noteholder as provided in, and in accordance with the requirements of, the Note Indenture, and does not contravene any law, any provision of any of the Noteholder Agreements or any other agreement to which Note Trustee is a party or by which it is bound;

                     (iii) the Note Trustee has been duly appointed and constituted as trustee to act for and on behalf of each Noteholder and has been irrevocably authorized to execute and deliver this Intercreditor Agreement for itself and on behalf of each Noteholder and to perform all of its obligations hereunder, and to take such actions on behalf of each Noteholder as may be required of it under the terms hereof, without any further consent or approval of any Noteholder and is in such position as of the date hereof;

                     (iv) the Note Trustee has not been granted and does not have any Liens upon the assets and properties of any Debtor, except to the extent that the security interests of Collateral Agent under the Security Documents are for the benefit of Note Trustee;

                     (v) this Intercreditor Agreement constitutes the legal, valid and binding agreement of Note Trustee and is enforceable in accordance with its terms and shall be binding on Note Trustee; and

                     (vi) the Note Indenture provides that this Intercreditor Agreement is the valid and binding agreement of each Noteholder acting by and through the Note Trustee and enforceable in accordance with its terms with respect to such Noteholder.

              (b) Lender represents and warrants to Note Creditors that:

                     (i) as of the date hereof, no default or event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default under any of the Lender Agreements exists or has occurred;

                     (ii) the execution, delivery and performance of this Intercreditor Agreement by Lender is within its powers and has been duly authorized by it and does not contravene any law, any provision of any of the Lender Agreements or any other agreement to which Lender is a party or by which it is bound; and

                     (iii) this Intercreditor Agreement constitutes the legal, valid and binding agreement of Lender and is enforceable in accordance with its terms and shall be binding on Lender.

              (c) Collateral Agent represents and warrants to Creditors that:

                     (i) the execution, delivery and performance of this Intercreditor Agreement by Collateral Agent is within its powers and has been duly authorized by it and does not contravene any law, any provision of any agreement to which Collateral Agent is a party or by which it is bound; and

                     (ii) this Intercreditor Agreement constitutes the legal, valid and binding agreement of Collateral Agent and is enforceable in accordance with its terms and shall be binding on Collateral Agent.

       4.3 Waivers.

              (a) Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, any Debtor by Lender, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which or any Note Creditor or Debtor are or may be entitled are hereby waived (except as expressly provided for herein or as to Debtor, in the Lender Agreements). The foregoing shall not be construed to waive the rights of any Noteholder to any notice from Note Trustee required under the Note Indenture.

              (b) Each Creditor hereby waives, to the fullest extent permitted by law, (i) any right (A) under Section 9-608(a)(1) of the Uniform Commercial Code to application of the proceeds of disposition of any Collateral other than as contemplated by this Intercreditor Agreement, (B) to redeem any of the Collateral following Collateral Agent's foreclosure thereon and (C) to promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations under the Agreements and (ii) any requirement that Collateral Agent protect, secure, perfect or insure any security interest or lien under any Security Agreement or otherwise or the Collateral or any other property subject thereto or exhaust any right or take any action against any Debtor or any other person or any Collateral, except as expressly provided in this Intercreditor Agreement.

              (c) Until Lender has received payment in full of the Lender Debt, Note Creditor also waives notice of, and hereby consents to, (i) any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Lender Debt or to the Lender Agreements or any Collateral, provided that the Lender Agreements are not amended to increase the maximum commitment thereunder to more than $45,000,000,
(ii) the good faith taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Collateral Agent or Lender for the Lender Debt or any other person at any time liable for or in respect of the Lender Debt as provided herein, (iii) the exercise of, or refraining from the exercise of any rights against any Debtor or any other obligor or any Collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Lender Debt, and/or (d) Lender`s election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of any Note Creditor hereunder. No Note Creditor shall, directly or indirectly, by judicial proceedings or otherwise, challenge the enforceability of any provision of this Intercreditor Agreement. All of the Lender Debt shall be deemed to have been made or incurred in reliance upon this Intercreditor Agreement.

       4.4 Subrogation; Marshalling. Note Creditors shall not be subrogated to, or be entitled to any assignment of any Lender Debt or Noteholder Debt or of any Collateral or guarantees or evidence of any thereof until the payment in full of the Lender Debt. Each Note Creditor hereby waives any and all rights to have any Collateral or any part thereof granted to Creditor marshalled upon any foreclosure or other disposition of such collateral by Creditor or a Debtor.

       4.5 No Offset. In the event any Note Creditor at any time incurs any obligation to pay money to a Debtor, such Note Creditor hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by such Note Creditor to such Debtor in connection with any such transaction any amounts such Note Creditor claims are due to it with respect to the Noteholder Debt.

       5. MISCELLANEOUS

       5.1 Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by each of the parties to be bound thereby (except as to Note Creditors, under the terms of the Note Indenture each Noteholder has agreed to be bound thereby notwithstanding that such amendment may be signed only by the Note Trustee, and Lender is hereby authorized to rely on such execution by Note Trustee without inquiry as to its right or authority to so bind any Noteholder).

       5.2 Successors and Assigns.

              (a) This Intercreditor Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each Creditor and its respective successors, participants and assigns. Notwithstanding that each Noteholder may not execute and deliver this Intercreditor Agreement, under the terms of the Indenture by acceptance of any Senior Secured Note, a Noteholder has agreed to be bound hereby as if such Noteholder had executed and delivered this Intercreditor Agreement and the terms set forth herein are incorporated into and shall be deemed a part of each of the Senior Secured Notes. Lender is relying upon the binding nature of this Intercreditor Agreement upon each Note Creditor.

              (b) Lender reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Lender Debt and the Collateral securing same;

provided, that, Note Trustee shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Lender Debt and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through Lender. In connection with any participation or other transfer or assignment, Lender (i) may disclose to such assignee, participant or other transferee or assignee all documents and information which Lender now or hereafter may have relating to the Lender Debt or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement.

              (c) In connection with any successor financing or replacement in respect of the Lender Debt, Note Trustee agrees (and has been irrevocably authorized and directed by each Noteholder pursuant to the terms of the Note Indenture) to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such successor or replacement lenders.

       5.3 Insolvency.

              (a) This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against a Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to a Debtor shall be deemed to apply to a trustee for such Debtor and such Debtor as debtor-in-possession. The relative rights of Lender and Note Creditors to repayment of the Lender Debt and the Noteholder Debt, respectively, and in or to any distributions from or in respect of any Debtor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, such Debtor as debtor-in-possession.

              (b) Each Creditor shall be entitled to vote its claim in any Insolvency Proceeding so long as no Creditor (i) challenges any Liens of Collateral Agent or (ii) challenges or disputes the validity of this Intercreditor Agreement.

       5.4 Bankruptcy Financing. If a Debtor shall become subject to a proceeding under the U.S. Bankruptcy Code and if Lender desires to permit the use of cash collateral or to provide financing to such Debtor under either
Section 363 or Section 364 of the U.S. Bankruptcy Code, each Note Creditor agrees as follows: (a) adequate notice to Note Creditors shall have been provided for such financing or use of cash collateral if Note Trustee receives notice five (5) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Note Creditors to any such financing or use of cash collateral on the ground of a failure to provide "adequate protection" for the junior Liens of Note Trustee on the Collateral or any other grounds, provided (i) Collateral Agent retains a Lien on the post-petition Collateral for the benefit of Note Trustee with the same priority as existed prior to the commencement of the proceeding under the U.S. Bankruptcy Code to the extent Collateral Agent may be entitled to such a Lien on behalf of Note Trustee and Note Trustee is permitted to receive such payments of interest during such proceeding as adequate protection as it may have been entitled to hereunder and under the U.S. Bankruptcy Code, if any and (ii) the principal amount of the maximum commitments to provide such post-petition financing, when aggregated with the principal amount of the loans outstanding under the Lender Agreements immediately prior to the commencement of such proceeding, would not exceed $45,000,000 and the percentage of the margin of the interest rate with respect to the Lender Debt after the commencement of such proceedings shall not be more than one (1%) percentage point per annum greater than the percentage of the margin as in effect immediately prior to the commencement of such proceeding. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 5.5 hereof, to Note Trustee.

       5.5 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

              To Lender and
              Collateral Agent:      Congress Financial Corporation
                                     1133 Avenue of the Americas
                                     New York, New York 10036
                                     Attention: Mr. Laurence S. Forte
                                     Telecopy No.: 212-545-4283

              To Note Trustee:       State Street Bank and Trust Company
                                     Corporate Trust
                                     Goodwin Square
                                     225 Asylum Street, 23(rd) Floor
                                     Hartford, Connecticut 06109
                                     Attention: Mr. Michael Hopkins

              with a copy to: Richard Hiersteiner, Esq.
                                     Palmer & Dodge LLP
                                     One Beacon Street
                                     Boston, Massachusetts 02108

Collateral Agent, Lender or Note Trustee may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this
Section 5.5, but such change shall not be effective until notice of such change has been received by Collateral Agent, Note Trustee or Lender, as the case may be.

       5.6 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures


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

thereto and hereto were upon the same instrument. Delivery of an executed signature page to this Intercreditor Agreement shall be as effective as delivery of a manually executed counterpart hereof.

       5.7 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

       5.8 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS INTERCREDITOR AGREEMENT.

       5.9 Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

       5.10 No Third Parties Benefitted. Except as expressly provided in Section 5.2, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

       5.11 Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of each Debtor and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Noteholder Debt or Lender Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) a Debtor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

       5.12 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until payment in full of all Lender Debt.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

       IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

                                        CONGRESS FINANCIAL CORPORATION

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Note Trustee

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

       Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

       Each of the undersigned agrees that any Creditor holding Collateral does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Creditor upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Creditor have been fully paid and performed.

       Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement, (ii) in the event of a breach by the undersigned or any Note Creditor of any of the terms and provisions contained in the foregoing Intercreditor Agreement, such a breach shall constitute an "Event of Default" as defined in and under the Lender Agreements and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

                                        RBX CORPORATION

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        RBX INDUSTRIES, INC.

                                        By:
                                           -------------------------------------


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

                                        Title:
                                              ----------------------------------


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